Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Financial Statements
As of December 31, 2025 and 2024 and for the years ended December 31, 2025, 2024 and 2023 and Independent Auditor’s Report

CREDIT OPPORTUNITIES PARTNERS JV, LLC
Index
December 31, 2025

INDEPENDENT AUDITOR’S REPORT

To the Members of Credit Opportunities Partners JV, LLC:

Opinion

We have audited the consolidated financial statements of Credit Opportunities Partners JV, LLC and subsidiaries (the "Company"), which comprise the consolidated statement of assets and liabilities, including the consolidated schedule of investments, as of December 31, 2025 and 2024, the related consolidated statements of operations, changes in net assets, and cash flows for each of the three years in the period ended December 31, 2025, the financial highlights for each of the five years in the period ended December 31, 2025, and the related notes to the consolidated financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, the results of its operations, changes in its net assets, and cash flows for each of the three years in the period ended December 31, 2025, and financial highlights for the five years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•    Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•    Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•    Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•    Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

1

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Touche LLP
San Francisco, California
February 25, 2026
2

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Assets and Liabilities

	December 31,
	2025	2024
Assets
Investments, at fair value (amortized cost of $5,077,384,768 and $3,399,346,755, respectively)	$5,058,005,441	$3,295,542,668
Cash	60,752,083	204,733,295
Interest receivable	61,488,369	42,011,470
Receivable for investments sold and repaid	1,864,421	8,919,111
Prepaid expenses and other assets	9,093,813	38,195,589
Deferred financing costs, net	14,221,080	10,750,771
Unrealized appreciation on foreign currency forward contracts	1,777,145	17,058,176
Unrealized appreciation on interest rate swaps	9,743,170	—
Foreign currency (cost of $37,613,210 and $43,292,553, respectively)	37,676,927	42,115,363
Total assets	$5,254,622,449	$3,659,326,443
Liabilities
Debt (net of deferred financing costs of $4,475,910 and $1,622,924, respectively)	$2,764,880,968	$1,828,551,746
Payable for investments purchased	188,586,051	183,659,219
Distributions payable	—	60,000,000
Interest payable	25,749,366	22,904,279
Unrealized depreciation on foreign currency forward contracts	22,016,911	552,258
Administrative services expense payable	3,005,271	2,351,386
Other accrued expenses and liabilities	1,300,628	3,208,125
Total liabilities	3,005,539,195	2,101,227,013
Members' equity (2,591,352 and 1,871,175 units outstanding, respectively)	$2,249,083,254	$1,558,099,430
Members' equity per unit	$867.92	$832.69
See notes to consolidated financial statements.
3

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Operations

	For the Year Ended December 31,
	2025	2024	2023
Investment income
Interest income	$307,853,632	$304,264,505	$334,593,595
Paid-in-kind interest income	59,578,500	22,290,782	11,239,073
Dividend income	28,379,563	14,195,899	26,707,168
Fee income	4,233,847	8,444,095	8,281,165
Total investment income	400,045,542	349,195,281	380,821,001

Operating expenses
Interest expense	133,620,825	120,871,388	123,490,771
Administrative services expenses	11,128,848	9,291,303	9,273,205
Custody and administrative fees	1,469,581	1,615,862	1,632,951
Professional services expenses	660,496	609,517	566,527
Other expenses	2,029,922	376,913	695,486
Total operating expenses	148,909,672	132,764,983	135,658,940
Income tax expense	590,789	663,696	430,135
Net operating expenses	149,500,461	133,428,679	136,089,075
Net investment income	250,545,081	215,766,602	244,731,926

Net realized and unrealized gain (loss)
Net realized gain (loss) on investments	(41,979,536)	(163,530,019)	(8,563,462)
Net realized gain (loss) on foreign currency forward contracts	(516,140)	1,723,869	13,037,709
Net realized gain (loss) on interest rate swaps	(671,652)	—	—
Net realized gain (loss) on foreign currency transactions	(12,019,009)	3,457,409	1,289,848
Net realized gain (loss)	(55,186,337)	(158,348,741)	5,764,095
Net change in unrealized appreciation (depreciation) on investments	84,424,760	94,208,271	(5,370,465)
Net change in unrealized appreciation (depreciation) on foreign currency forward contracts	(36,745,684)	24,537,375	(19,912,502)
Net change in unrealized appreciation (depreciation) on interest rate swaps	9,743,170	—	—
Net change in unrealized gain (loss) on foreign currency translation	(28,974,252)	17,505,365	(11,084,910)
Net change in unrealized appreciation (depreciation)	28,447,994	136,251,011	(36,367,877)
Total net realized and unrealized gain (loss)	(26,738,343)	(22,097,730)	(30,603,782)
Net increase (decrease) in Members' equity resulting from operations	$223,806,738	$193,668,872	$214,128,144
See notes to consolidated financial statements.
4

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Changes in Members’ Equity

	For the Year Ended December 31,
	2025	2024	2023
Operations
Net investment income	$250,545,081	$215,766,602	$244,731,926
Net realized gain (loss) on investments, foreign currency forward contracts and foreign currency transactions	(55,186,337)	(158,348,741)	5,764,095
Net change in unrealized appreciation (depreciation) on investments, foreign currency forward contracts and foreign currency translation	28,447,994	136,251,011	(36,367,877)
Net increase (decrease) in Members' equity resulting from operations	223,806,738	193,668,872	214,128,144

Distributions to shareholders from
Net investment income	(253,000,000)	(232,000,000)	(250,000,000)
Net decrease in Members' equity resulting from shareholders' distributions	(253,000,000)	(232,000,000)	(250,000,000)

Issuance of units	720,177,086	—	—
Net increase in Members' equity	720,177,086	—	—
Total increase (decrease) in Members' equity	690,983,824	(38,331,128)	(35,871,856)
Members' equity at beginning of year	1,558,099,430	1,596,430,558	1,632,302,414
Members' equity at end of year	$2,249,083,254	$1,558,099,430	$1,596,430,558
See notes to consolidated financial statements.
5

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Cash Flows
As of December 31, 2025

	Year Ended December 31,
	2025	2024	2023
Operating Activities:
Net increase (decrease) in net assets resulting from operations	$223,806,738	$193,668,872	$214,128,144
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of investments	(2,771,718,093)	(1,162,182,594)	(634,538,919)
Payment-in-kind interest capitalized	(59,578,500)	(22,290,782)	(11,239,073)
Proceeds from sales of investments	1,118,343,302	1,313,892,995	725,921,542
Proceeds from principal payments	—	—	7,181,875
Net realized (gains) losses on investments	41,979,536	163,530,019	8,563,462
Net change in unrealized (appreciation) depreciation on investments	(84,424,760)	(94,208,271)	5,370,465
Net change in unrealized (appreciation) depreciation on foreign currency forward contracts	36,745,684	(24,537,375)	19,912,502
Net change in unrealized (appreciation) depreciation on interest rate swaps	(9,743,170)	—	—
Net change in unrealized (gain) loss on foreign currency translation	33,482,205	(19,169,096)	11,021,415
Amortization of premium/discount - net	(7,064,258)	(9,965,572)	(9,225,649)
Amortization of deferred financing costs	5,404,048	4,026,677	3,847,446
Decrease (increase) in receivable for investments sold and repaid	7,054,690	5,314,199	(11,129,618)
Decrease (increase) in interest receivable	(19,476,899)	3,129,056	(13,696,419)
Decrease (increase) in prepaid expenses and other assets	29,101,776	(38,195,589)	—
Increase (decrease) in payable for investments purchased	4,926,832	(22,859,179)	28,210,961
Increase (decrease) in interest payable	2,845,087	(2,396,459)	4,976,390
Increase (decrease) in administrative services expense payable	653,885	65,459	(150,558)
Increase (decrease) in other accrued expenses and liabilities	(1,907,497)	1,879,916	(344,537)
Net cash provided by (used in) operating activities	(1,449,569,394)	289,702,276	348,809,429

Financing Activities:
Contributions	720,177,086	—	—
Distributions paid	(313,000,000)	(230,000,000)	(252,000,000)
Deferred financing costs paid	(11,727,343)	(3,895,368)	(3,088,941)
Borrowing under revolving credit facilities	1,434,778,832	772,735,830	281,302,213
Repayments of revolving credit facilities	(530,319,736)	(766,311,790)	(366,683,400)
Net cash provided by (used in) financing activities	1,299,908,839	(227,471,328)	(340,470,128)
Effect of exchange rate changes on cash	1,240,907	—	—
Net increase (decrease) in cash	(148,419,648)	62,230,948	8,339,301
Cash, cash equivalents and cash denominated in foreign currency, beginning of year	246,848,658	184,617,710	176,278,409
Cash, cash equivalents and cash denominated in foreign currency, end of year (1)	$98,429,010	$246,848,658	$184,617,710

Supplemental disclosure:
Cash paid for interest	$125,371,690	$119,241,170	$114,666,935
Local and excise taxes paid	$589,018	$663,696	$424,407
_______________
(1)As of December 31, 2025, 2024 and 2023, balance includes cash and cash equivalents of $60,752,083, $204,733,295 and $171,010,458, respectively, and cash denominated in foreign currency of $37,676,927, $42,115,363 and $13,607,252, respectively.

Supplemental disclosure of non-cash operating activities:
Pursuant to the COPJV Agreement, FSK’s capital contributions to the Company may be payable, in part or in full, in property through the contribution of investments that have been approved by the Company’s board of managers. During the year ended December 31, 2025, FSK contributed $531 million of investments at fair value to the Company.
See notes to consolidated financial statements.
6

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Schedule of Investments
As of December 31, 2025

Company(a)	Footnotes	Industry	Interest Rate(b)					Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)		Cost	Fair Value(d)
Senior Secured Loans—First Lien—152.3%
48Forty Solutions LLC	(e)(g)(n)	Commercial & Professional Services	SF	+	6.0%	(3.5% PIK	/ 3.5% PIK)	1.0%	11/2029		$19,115,951	$18,957,792	$9,118,326
Aareon AG	(e)(h)(i)(j)(m)	Software & Services	E	+	4.5%	(0.0% PIK	/ 1.8% PIK)	0.0%	09/2031		€60,022,519	66,652,836	71,189,301
Advania Sverige AB	(e)(h)(i)(m)	Software & Services	SA	+	5.0%			0.0%	06/2031		£52,793,589	66,861,719	71,099,664
Advania Sverige AB	(e)(m)	Software & Services	SR	+	5.0%			0.0%	06/2031	SEK	123,389,317	11,428,117	13,402,413
Affordable Care Inc	(e)(h)	Health Care Equipment & Services	SF	+	6.0%	(3.3% PIK	/ 3.3% PIK)	0.8%	08/2028		$78,072,443	77,849,570	72,770,774
Alacrity Solutions Group LLC	(e)	Insurance	SF	+	5.3%			1.0%	02/2030		198,923	—	198,923
Alacrity Solutions Group LLC	(e)	Insurance	SF	+	6.3%	(5.3% PIK	/ 5.3% PIK)	1.0%	02/2030		14,884,581	14,654,552	14,884,581
Alacrity Solutions Group LLC	(e)(f)	Insurance	SF	+	5.3%			1.0%	02/2030		2,388,838	2,388,838	2,388,838
Alacrity Solutions Group LLC	(e)(f)	Insurance	SF	+	5.3%			1.0%	02/2030		3,179,263	3,179,263	3,179,263
Alpha Financial Markets Consulting PLC	(e)(m)	Commercial & Professional Services	SF	+	4.8%	(0.0% PIK	/ 1.5% PIK)	0.0%	08/2031		10,334,758	10,314,014	10,334,758
Alpha Financial Markets Consulting PLC	(e)(m)	Commercial & Professional Services	SA	+	4.8%	(0.0% PIK	/ 1.5% PIK)	0.0%	08/2031		£8,756,210	11,269,527	11,802,937
Alpha Financial Markets Consulting PLC	(e)(m)	Commercial & Professional Services	E	+	4.8%	(0.0% PIK	/ 1.5% PIK)	0.0%	08/2031		€4,666,917	5,004,197	5,484,561
American Vision Partners	(e)(j)(m)	Health Care Equipment & Services	SF	+	5.8%			0.8%	09/2027		$38,985,177	38,634,134	38,985,177
Amerivet Partners Management Inc	(e)(h)	Health Care Equipment & Services	SF	+	5.5%			0.8%	02/2028		17,430,488	17,127,379	17,076,701
Apex Group Limited	(h)	Financial Services	SF	+	3.5%			0.0%	02/2032		4,064,779	4,064,779	3,841,216
Arcfield Acquisition Corp	(e)(i)(j)(m)	Capital Goods	SF	+	5.0%			0.5%	10/2031		57,363,156	57,363,156	57,363,156
Arcfield Acquisition Corp	(e)(f)	Capital Goods	SF	+	5.0%			0.5%	10/2031		1,252,900	1,252,900	1,252,900
Area Wide Protective Inc	(e)(j)	Commercial & Professional Services	SF	+	4.5%			1.0%	12/2030		8,741,539	$8,714,042	8,741,539
Arrotex Australia Group Pty Ltd	(e)(h)(i)(m)	Pharmaceuticals, Biotechnology & Life Sciences	B	+	5.0%			0.5%	10/2032	A$	37,157,703	£24,235,461	24,543,280
Arrotex Australia Group Pty Ltd	(e)(h)(o)	Pharmaceuticals, Biotechnology & Life Sciences	B	+	5.3%			0.5%	10/2032		4,794,542	€3,143,835	3,165,250
Arrotex Australia Group Pty Ltd	(e)(f)(o)	Pharmaceuticals, Biotechnology & Life Sciences	B	+	5.3%			0.5%	10/2032		7,191,814	$4,806,977	4,764,023
Avetta LLC	(e)(h)	Software & Services	SF	+	4.2%	(0.0% PIK	/ 2.6% PIK)	0.5%	07/2031		$6,600,983	€6,532,812	6,600,983
BCA Marketplace Ltd	(e)(h)(j)(m)	Commercial & Professional Services	SA	+	6.3%	(0.0% PIK	/ 2.5% PIK)	0.0%	03/2031		£44,526,030	$57,063,141	59,260,354
BCA Marketplace Ltd	(e)(j)	Commercial & Professional Services	E	+	6.3%	(0.0% PIK	/ 2.5% PIK)	0.0%	04/2031		€21,654,243	24,081,860	25,129,597
BGB Group LLC	(e)(h)	Media & Entertainment	SF	+	5.3%			1.0%	02/2030		$12,569,599	12,569,599	12,569,599
Bloom Fresh International Limited	(e)(h)(i)	Food, Beverage & Tobacco	SF	+	4.8%	(0.0% PIK	/ 2.3% PIK)	0.0%	08/2030		39,571,768	39,378,692	39,373,909
Bonterra LLC	(e)(h)(j)(m)	Software & Services	SF	+	4.8%			0.8%	03/2032		39,067,512	38,887,348	39,067,512
Cadence Education LLC	(e)(h)(i)(j)(m)	Consumer Services	SF	+	5.0%			0.8%	05/2031		54,539,329	54,315,439	54,637,500
Cambrex Corp	(e)(h)(j)(m)	Pharmaceuticals, Biotechnology & Life Sciences	SF	+	4.5%	(0.0% PIK	/ 2.8% PIK)	0.8%	03/2032		32,177,653	32,033,489	32,499,429
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Cash Flows
As of December 31, 2025

Company(a)	Footnotes	Industry	Interest Rate(b)					Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)		Cost	Fair Value(d)
Circana Group (f.k.a. NPD Group)	(e)(i)(m)	Consumer Services	SF	+	4.3%			0.8%	12/2029		$41,533,294	$41,922,597	$41,948,627
Cision Ltd		Software & Services	SF	+	6.0%	(1.0% PIK	/ 1.0% PIK)	0.0%	04/2030		803,110	768,590	817,791
Cision Ltd	(g)(n)	Software & Services	SF	+	4.3%	(0.0% PIK	/ 1.0% PIK)	0.0%	05/2030		3,368,015	3,368,015	1,810,308
Civica Group Ltd	(e)(j)(m)	Software & Services	SA	+	5.5%	(0.0% PIK	/ 2.1% PIK)	0.0%	08/2030		£17,680,771	22,329,929	23,730,892
Civica Group Ltd	(e)(m)	Software & Services	BW	+	5.5%	(0.0% PIK	/ 2.1% PIK)	0.0%	08/2030	A$	978,645	639,398	651,140
Clarience Technologies LLC	(e)(i)(j)	Capital Goods	SF	+	4.8%	(0.0% PIK	/ 3.1% PIK)	0.8%	02/2032		$46,482,785	46,509,338	46,622,233
ClubCorp Club Operations Inc	(e)(i)(j)	Consumer Services	SF	+	5.0%			1.0%	07/2032		34,337,152	34,093,339	34,411,457
Consilium Safety Group AB	(e)(i)	Capital Goods	E	+	5.5%	(0.0% PIK	/ 2.5% PIK)	0.0%	04/2031		€33,524,536	36,216,107	39,398,034
Consilium Safety Group AB	(e)(j)	Capital Goods	SF	+	5.5%	(0.0% PIK	/ 2.5% PIK)	0.8%	04/2031		$16,261,179	16,103,600	16,261,179
Creation Technologies Inc	(j)	Technology Hardware & Equipment	SF	+	5.5%			0.5%	10/2028		2,211,635	2,078,647	2,214,399
CSafe Global	(e)(h)	Transportation	SF	+	5.8%			0.8%	12/2028		31,833,000	31,792,500	31,833,000
Cubic Corp	(g)(n)	Software & Services	SF	+	4.3%			0.8%	05/2029		7,310,033	7,237,365	3,787,109
Cubic Corp	(g)(n)	Software & Services	SF	+	4.3%	(3.3% PIK	/ 3.3% PIK)	0.8%	05/2029		1,060,884	1,438,659	549,612
Cyncly Refinancing	(e)(j)(m)	Software & Services	SF	+	4.8%	(0.0% PIK	/ 1.9% PIK)	0.0%	04/2032		21,930,270	22,039,810	21,787,723
Cyncly Refinancing	(e)(m)	Software & Services	E	+	4.8%	(0.0% PIK	/ 1.9% PIK)	0.0%	04/2032		€14,199,456	16,752,031	16,578,734
DuBois Chemicals Inc	(e)(h)(i)(j)(m)	Materials	SF	+	5.0%			0.8%	06/2031		$48,283,225	48,345,253	48,616,379
Eagle Railcar Services Roscoe Inc	(e)(i)(j)(m)	Transportation	SF	+	4.5%			0.5%	06/2032		49,316,120	49,197,674	49,661,333
Envirotainer Ltd	(e)(h)	Transportation	E	+	5.0%	(0.0% PIK	/ 2.5% PIK)	0.0%	07/2029		€14,851,248	14,125,455	17,426,461
Envirotainer Ltd	(e)(h)	Transportation	SF	+	5.0%	(0.0% PIK	/ 2.5% PIK)	0.8%	07/2029		$7,557,582	7,463,438	7,557,582
Excelitas Technologies Corp	(e)(j)	Technology Hardware & Equipment	E	+	5.3%			0.0%	08/2029		€3,930,205	4,123,999	4,611,704
Excelitas Technologies Corp	(e)(i)(j)	Technology Hardware & Equipment	SF	+	5.3%			0.8%	08/2029		$21,265,954	21,127,836	21,265,954
Flexera Software LLC	(e)(h)	Software & Services	SF	+	4.5%	(0.0% PIK	/ 2.5% PIK)	0.5%	08/2032		20,000,000	19,958,000	19,982,827
Flexera Software LLC	(e)(m)	Software & Services	E	+	4.5%	(0.0% PIK	/ 2.5% PIK)	0.5%	08/2032		€24,069,390	28,268,971	28,262,059
Follett Software Co	(e)(h)	Software & Services	SF	+	4.5%			0.5%	08/2031		$33,000,625	32,820,703	33,330,631
Fortnox AB	(e)(m)	Software & Services	SR	+	4.3%	(0.0% PIK	/ 2.6% PIK)	0.0%	06/2032	SEK	316,456,472	33,792,014	34,373,157
Foundation Consumer Brands LLC	(e)(i)	Pharmaceuticals, Biotechnology & Life Sciences	SF	+	5.0%			1.0%	02/2029		$7,103,852	7,103,852	7,103,852
Frontline Road Safety LLC	(e)(h)(i)(j)	Capital Goods	SF	+	4.8%	(2.0% PIK	/ 2.0% PIK)	0.0%	03/2032		47,001,331	46,712,312	47,203,437
Galaxy Universal LLC	(e)(h)	Consumer Durables & Apparel	SF	+	5.5%			1.0%	05/2028		7,578,635	7,578,635	7,398,642
Galaxy Universal LLC	(e)	Consumer Durables & Apparel	SF	+	5.8%			1.0%	05/2028		1,022,145	993,440	1,001,702
Galaxy Universal LLC	(e)(f)	Consumer Durables & Apparel	SF	+	5.8%			1.0%	05/2028		413,113	413,113	404,850
Galway Partners Holdings LLC	(e)(j)(m)	Insurance	SF	+	4.5%			0.8%	09/2028		32,149,518	31,816,229	32,149,518
General Datatech LP	(e)(h)(i)	Software & Services	SF	+	6.0%			1.0%	06/2027		30,234,559	29,753,906	30,234,559
Gigamon Inc	(e)(i)(j)	Software & Services	SF	+	5.8%			0.8%	03/2029		35,429,924	35,186,606	34,739,040
Grant Thornton UK LLP	(e)(h)(i)(j)(m)	Financial Services	SA	+	5.0%	(0.0% PIK	/ 2.3% PIK)	0.0%	04/2032		£46,399,144	60,883,654	62,195,102
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Cash Flows
As of December 31, 2025

Company(a)	Footnotes	Industry	Interest Rate(b)					Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)		Cost	Fair Value(d)
Hargreaves Lansdown Ltd	(e)(h)(j)	Financial Services	SA	+	5.0%	(0.0% PIK	/ 2.3% PIK)	0.0%	03/2032		£64,359,554	$82,411,582	$86,531,410
Heniff Transportation Systems LLC	(e)(i)(j)	Transportation	SF	+	6.0%			1.0%	12/2026		$33,833,788	33,557,116	33,089,445
Heniff Transportation Systems LLC	(e)(i)	Transportation	SF	+	6.5%			1.0%	12/2026		5,227,789	5,207,154	5,148,849
Higginbotham Insurance Agency Inc	(e)(h)(j)(m)	Insurance	SF	+	4.5%			1.0%	06/2031		30,322,978	30,322,978	30,359,365
Higginbotham Insurance Agency Inc	(e)(f)	Insurance	SF	+	4.5%			1.0%	06/2031		5,172,436	5,172,436	5,178,643
HKA	(e)(i)	Commercial & Professional Services	SF	+	5.3%	(0.0% PIK	/ 1.8% PIK)	0.5%	08/2029		4,617,834	4,612,001	4,617,834
Homrich & Berg Inc	(e)(i)	Financial Services	SF	+	4.8%			0.8%	11/2031		7,562,214	7,540,228	7,577,006
Industria Chimica Emiliana Srl	(e)(i)(j)(m)	Pharmaceuticals, Biotechnology & Life Sciences	E	+	5.8%	(1.0% PIK	/ 1.0% PIK)	0.0%	09/2028		€96,328,510	107,348,535	111,724,296
Inhabit IQ	(e)(h)(j)	Software & Services	SF	+	4.5%	(0.0% PIK	/ 2.3% PIK)	0.8%	01/2032		$12,810,865	12,781,173	12,938,973
iNova Pharmaceuticals (Australia) Pty Limited	(e)(j)	Pharmaceuticals, Biotechnology & Life Sciences	B	+	4.8%	(0.0% PIK	/ 1.8% PIK)	0.5%	11/2031	A$	33,822,105	21,662,323	22,779,808
Insight Global LLC	(e)(h)(m)	Commercial & Professional Services	SF	+	5.0%			0.8%	09/2028		$61,954,900	61,541,047	61,954,900
Integrated Power Services LLC	(e)(h)(i)(j)	Commercial & Professional Services	SF	+	4.8%			0.8%	11/2028		74,407,887	74,240,392	74,407,887
Integrated Power Services LLC	(e)(f)	Commercial & Professional Services	SF	+	4.8%			0.8%	11/2028		14,918,823	14,881,526	14,918,823
Integrity Marketing Group LLC	(e)(h)(j)	Insurance	SF	+	5.0%			0.8%	08/2028		73,980,922	73,629,607	73,980,922
Integrity Marketing Group LLC	(e)(f)	Insurance	SF	+	5.0%			0.8%	08/2028		1,642,540	1,642,540	1,642,540
Integrity Marketing Group LLC	(e)(f)	Insurance	SF	+	5.0%			0.8%	08/2028		5,014,848	4,989,773	5,014,848
Jeppesen Holdings LLC	(e)(h)(i)(j)(o)	Software & Services	SF	+	4.8%	(0.0% PIK	/ 2.6% PIK)	0.5%	10/2032		47,088,060	46,913,835	46,911,480
KBP Investments LLC	(e)(h)	Consumer Staples Distribution & Retail	SF	+	5.5%	(0.0% PIK	/ 0.5% PIK)	0.8%	05/2027		23,378,675	23,328,551	22,915,777
Kellermeyer Bergensons Services LLC	(e)	Commercial & Professional Services	SF	+	5.3%	PIK		1.0%	11/2028		17,420,576	17,186,431	17,420,576
Kellermeyer Bergensons Services LLC	(e)(g)(n)	Commercial & Professional Services	SF	+	8.0%	PIK		1.0%	11/2028		8,045,485	7,352,309	3,182,794
Keystone Agency Partners LLC	(e)(h)	Insurance	SF	+	4.3%	(0.0% PIK	/ 2.3% PIK)	0.8%	08/2032		11,000,000	10,947,200	10,945,000
Laboratoires Vivacy SAS	(e)(h)	Pharmaceuticals, Biotechnology & Life Sciences	E	+	6.7%	(0.0% PIK	/ 2.4% PIK)	0.0%	03/2030		€8,083,816	8,404,141	9,061,254
Legends Hospitality LLC	(e)(h)(m)	Consumer Services	SF	+	5.5%	(2.8% PIK	/ 2.8% PIK)	0.8%	08/2031		$47,883,524	48,003,232	48,003,232
Lionbridge Technologies Inc	(e)(g)(i)(n)	Media & Entertainment	SF	+	7.0%			1.0%	04/2026		20,097,744	20,034,214	17,079,063
Lloyd's Register Quality Assurance Ltd	(e)(h)(m)	Commercial & Professional Services	E	+	5.0%	(0.0% PIK	/ 3.0% PIK)	0.0%	12/2028		€44,315,170	49,351,571	52,048,723
MAI Capital Management LLC	(e)(j)	Financial Services	SF	+	4.8%	(0.0% PIK	/ 2.4% PIK)	0.8%	08/2031		$18,034,147	18,051,171	18,214,488
MB2 Dental Solutions LLC	(e)(h)	Health Care Equipment & Services	SF	+	5.5%			0.8%	02/2031		31,440,000	31,188,991	31,754,400
Med-Metrix	(e)(m)	Software & Services	SF	+	4.8%	(0.0% PIK	/ 2.9% PIK)	0.8%	07/2032		11,578,947	11,524,081	11,605,126
Misys Ltd	(e)(j)	Software & Services	SF	+	7.3%			1.0%	09/2029		4,047,815	3,988,410	4,088,294
NEP Broadcasting LLC		Media & Entertainment	SF	+	4.5%			0.0%	10/2031		6,607,599	6,607,599	6,087,251
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Cash Flows
As of December 31, 2025

Company(a)	Footnotes	Industry	Interest Rate(b)					Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)		Cost	Fair Value(d)
New Era Technology Inc	(e)	Software & Services	SF	+	6.3%	PIK		0.0%	06/2030		$13,441,861	$13,434,514	$13,441,861
Nordic Climate Group Holding AB	(e)(m)(o)	Commercial & Professional Services	SR	+	5.4%	(0.0% PIK	/ 2.2% PIK)	0.0%	06/2031	SEK	313,847,205	32,787,537	34,089,741
Nordic Climate Group Holding AB	(e)(m)	Commercial & Professional Services	E	+	5.3%	(0.0% PIK	/ 2.2% PIK)	0.0%	06/2031		€25,775,254	27,941,897	30,291,078
OEConnection LLC	(e)(h)(i)	Software & Services	SF	+	4.5%	(0.0% PIK	/ 2.5% PIK)	0.5%	12/2032		$49,375,000	49,162,619	49,868,750
Orion Services Group	(e)(h)	Capital Goods	SF	+	4.5%	(0.0% PIK	/ 2.8% PIK)	0.8%	11/2032		12,271,544	12,179,508	12,179,508
PCI Pharma Services	(e)(h)(i)(j)(m)	Health Care Equipment & Services	SF	+	5.0%			0.8%	10/2032		82,923,367	82,769,865	83,105,799
Peraton Corp		Capital Goods	SF	+	3.8%			0.8%	02/2028		8,474,328	8,288,738	7,882,651
Project Marron	(e)(i)(j)	Consumer Services	B	+	6.8%	(2.5% PIK	/ 2.5% PIK)	1.0%	01/2029	A$	37,651,145	25,950,086	24,029,535
Project Marron	(e)(h)(i)	Consumer Services	C	+	6.8%	(2.5% PIK	/ 2.5% PIK)	1.0%	01/2029	C$	47,175,509	34,585,376	32,893,431
PSKW LLC (dba ConnectiveRx)	(e)(i)(j)	Health Care Equipment & Services	SF	+	5.5%			1.0%	03/2028		$20,721,521	20,721,521	20,721,521
Reliant Rehab Hospital Cincinnati LLC	(e)	Health Care Equipment & Services	SF	+	6.3%			0.0%	02/2028		13,707,883	13,287,097	13,707,883
Reliant Rehab Hospital Cincinnati LLC	(e)(g)(n)	Health Care Equipment & Services	SF	+	6.3%	(0.0% PIK	/ 8.3% PIK)	0.0%	02/2028		15,382,718	11,721,941	3,511,874
Revere Superior Holdings Inc	(e)(j)	Software & Services	SF	+	5.0%			1.0%	10/2029		19,309,920	19,333,037	19,309,920
Rockefeller Capital Management LP	(e)(h)(i)(m)	Financial Services	SF	+	4.5%			0.5%	12/2032		65,391,831	65,068,501	65,064,872
Safe-Guard Products International LLC	(e)(h)(i)(j)	Financial Services	SF	+	4.8%			0.8%	04/2030		66,261,286	66,479,313	66,923,898
SAMBA Safety Inc	(e)(h)	Software & Services	SF	+	4.8%	(0.0% PIK	/ 2.9% PIK)	1.0%	12/2032		2,537,734	2,531,419	2,531,390
SI Group Inc	(o)	Materials	SF	+	5.0%	PIK			12/2030		267,410	240,749	240,749
SIRVA Worldwide Inc	(e)	Commercial & Professional Services	SF	+	8.0%			2.0%	02/2029		2,581,383	2,542,798	2,581,383
SIRVA Worldwide Inc	(e)(h)	Commercial & Professional Services	SF	+	8.0%			2.0%	02/2029		3,942,207	3,897,057	3,942,207
SIRVA Worldwide Inc	(e)	Commercial & Professional Services	SF	+	8.0%	(5.0% PIK	/ 5.0% PIK)	2.0%	08/2029		5,363,503	5,145,584	5,363,503
Source Code LLC	(e)(m)	Software & Services	SF	+	6.5%			1.0%	07/2027		9,816,861	9,816,861	9,816,861
Sphera Solutions Inc	(e)(h)	Software & Services	SF	+	4.5%			0.5%	09/2032		23,492,378	23,433,647	23,433,647
Spins LLC	(e)(m)	Software & Services	SF	+	4.8%			1.0%	01/2029		9,052,315	9,052,315	9,052,315
Spins LLC	(e)(f)	Software & Services	SF	+	4.8%			1.0%	01/2029		879,422	879,422	879,422
STV Group Inc	(e)(i)(j)(m)	Capital Goods	SF	+	4.8%			0.8%	03/2031		30,930,556	31,033,965	30,930,556
Summit Interconnect Inc	(e)	Capital Goods	SF	+	6.0%			1.0%	09/2028		18,928,892	18,802,330	17,619,012
Time Manufacturing Co	(e)	Capital Goods	E	+	6.5%			0.8%	12/2027		€29,485,838	33,036,430	27,963,816
Trackunit ApS	(e)(h)(m)	Software & Services	SF	+	5.0%	(0.0% PIK	/ 2.8% PIK)		05/2032		$49,766,461	49,398,278	49,343,446
Turnpoint Services Inc	(e)(i)	Capital Goods	SF	+	5.0%	(0.0% PIK	/ 3.0% PIK)	0.8%	06/2031		4,526,405	4,528,203	4,478,877
Ultra Electronics Holdings Ltd	(j)	Capital Goods	E	+	3.8%			0.0%	08/2029		€1,378,000	1,479,800	1,634,465
Veriforce LLC	(e)(h)(i)(j)	Software & Services	SF	+	4.8%			0.8%	11/2031		$36,680,974	36,680,974	36,680,974
Veriforce LLC	(e)(m)	Software & Services	SA	+	4.8%			0.8%	11/2031		£13,431,809	18,061,081	18,105,414
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Cash Flows
As of December 31, 2025

Company(a)	Footnotes	Industry	Interest Rate(b)					Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)		Cost	Fair Value(d)
Vermont Information Processing Inc	(e)(h)(j)	Software & Services	SF	+	4.8%	(0.0% PIK	/ 2.4% PIK)	0.5%	01/2032		$14,606,525	$14,539,233	$14,617,495
Version1 Software Ltd	(e)(j)	Software & Services	E	+	4.7%	(0.0% PIK	/ 1.6% PIK)	0.0%	07/2029		€2,477,331	2,576,569	2,906,901
Version1 Software Ltd	(e)(j)	Software & Services	E	+	4.9%	(0.0% PIK	/ 1.7% PIK)	0.0%	07/2029		2,359,363	2,627,554	2,768,477
Version1 Software Ltd	(e)(j)	Software & Services	SA	+	4.7%	(0.0% PIK	/ 1.7% PIK)	0.0%	07/2029		£4,032,564	4,742,255	5,421,781
Vitu	(e)(m)	Software & Services	SF	+	4.5%			0.8%	01/2032		$28,289,388	28,572,282	28,572,282
Vytalogy Wellness LLC (fka Jarrow Formulas Inc)	(e)(i)(m)	Household & Personal Products	SF	+	6.3%			1.0%	11/2027		31,321,515	31,059,323	31,321,515
Waste Services Group Pty Ltd	(e)(h)(m)	Commercial & Professional Services	B	+	5.0%	(0.0% PIK	/ 2.4% PIK)	0.8%	03/2032	A$	50,257,752	30,911,837	33,292,254
Wealth Enhancement Group LLC	(e)(j)	Financial Services	SF	+	4.5%			1.0%	10/2028		$8,935,967	8,949,845	8,935,967
Wedgewood Weddings	(e)(h)	Consumer Services	SF	+	4.5%			0.8%	06/2032		21,175,234	21,151,941	21,151,941
West Corp	(g)(n)	Commercial & Professional Services	SF	+	4.0%			1.0%	04/2027		2,079,919	1,974,025	672,074
West Star Aviation Inc	(e)(i)(j)(m)	Capital Goods	SF	+	4.5%	(0.0% PIK	/ 2.8% PIK)	0.8%	05/2032		65,044,236	65,062,980	65,434,501
Wittur Holding GmbH	(e)	Capital Goods			6.0%	(5.9% PIK	/ 5.9% PIK)		12/2028		€60,953,597	65,627,592	69,748,727
Wittur Holding GmbH	(e)	Capital Goods			6.0%	(5.9% PIK	/ 5.9% PIK)		12/2028		12,422,498	6,671,802	14,214,968
Woolpert Inc	(e)(h)(i)	Capital Goods	SF	+	4.5%			1.0%	04/2032		$51,415,586	51,415,586	51,815,494
Worldwise Inc	(e)(g)(n)	Household & Personal Products	SF	+	5.0%	(4.0% PIK	/ 4.0% PIK)	1.0%	03/2030		20,776,751	20,075,872	4,890,847
Worldwise Inc	(e)(g)(n)	Household & Personal Products	SF	+	5.0%	PIK		1.0%	03/2032		593,289	579,439	593,289
Worldwise Inc	(e)(f)(g)(n)	Household & Personal Products	SF	+	5.0%	PIK		1.0%	03/2032		579,439	579,439	579,439
Zellis Holdings Ltd	(e)(i)(m)	Software & Services	SA	+	4.7%	(0.0% PIK	/ 1.9% PIK)	0.0%	08/2031		£28,232,194	37,106,474	38,245,878
Zellis Holdings Ltd	(e)(m)	Software & Services	SR	+	4.7%	(0.0% PIK	/ 1.9% PIK)	0.0%	08/2031	SEK	110,761,107	10,957,205	12,090,905
Total Senior Secured Loans—First Lien												3,459,596,346	3,464,725,592
Unfunded Loan Commitments												(40,253,603)	(40,253,603)
Net Senior Secured Loans—First Lien												3,419,342,743	3,424,471,989

Senior Secured Loans—Second Lien—1.2%
Peraton Corp	(e)	Capital Goods	SF	+	7.8%			0.8%	02/2029		$21,399,977	21,292,684	17,278,342
Pretium Packaging LLC	(e)(g)(n)	Materials	SF	+	6.8%			0.5%	10/2029		39,900,250	37,562,894	1,995,013
Valeo Foods Group Ltd	(e)(h)	Food, Beverage & Tobacco	SA	+	8.0%			0.0%	10/2030		£5,847,875	7,501,677	7,750,034
Worldwise Inc	(e)(g)(n)	Household & Personal Products	SF	+	5.2%	PIK		1.0%	03/2032		$935,966	240,257	935,966
Total Senior Secured Loans—Second Lien												66,597,512	27,959,355

Other Senior Secured Debt—1.6%
Cubic Corp	(e)(g)(n)	Software & Services	SF	+	7.6%	(0.0% PIK	/ 7.6% PIK)	0.8%	05/2029		7,739,016	6,957,877	5,173,532
One Call Care Management Inc	(e)	Health Care Equipment & Services			8.5%	PIK			05/2032		32,833,017	32,507,003	28,279,078
Recordati Industria Chimica e Farmaceutica SpA		Pharmaceuticals, Biotechnology & Life Sciences			6.8%				12/2029		€1,000,000	1,232,524	1,237,971
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Cash Flows
As of December 31, 2025

Company(a)	Footnotes	Industry	Interest Rate(b)					Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)	Cost	Fair Value(d)
Recordati Industria Chimica e Farmaceutica SpA		Pharmaceuticals, Biotechnology & Life Sciences	E	+	3.9%			0.0%	12/2029	€1,000,000	$1,187,015	$1,199,227
Total Other Senior Secured Debt											41,884,419	35,889,808

Subordinated Debt—13.3%
Accuride Corp	(e)	Capital Goods	SF	+	4.5%	(3.0% PIK	/ 3.0% PIK)	0.0%	03/2030	$7,721,293	10,213,473	14,859,969
Alacrity Solutions Group LLC	(e)	Insurance	SF	+	8.0%	PIK		1.0%	02/2030	5,227,200	5,227,200	5,227,200
Apex Service Partners LLC	(e)	Commercial & Professional Services			14.3%	PIK			04/2031	26,087,634	26,841,094	26,870,263
Colosseum AG	(e)	Health Care Equipment & Services	E	+	8.5%	PIK		0.0%	04/2033	€11,686,378	12,588,255	13,791,513
Cyncly Refinancing	(e)	Software & Services	SF	+	7.5%	PIK		0.0%	04/2033	$3,676,395	3,629,896	3,629,337
Cyncly Refinancing	(e)	Software & Services	E	+	7.5%	PIK		0.0%	04/2033	€2,483,436	2,877,458	2,881,177
Dedalus Finance GmbH	(e)	Software & Services	E	+	8.3%	PIK		0.0%	05/2031	17,591,000	20,255,825	20,292,561
Encora Digital LLC	(e)	Commercial & Professional Services			9.8%	PIK			12/2029	$31,759,079	29,743,576	31,092,139
Fullsteam Holdings LLC	(e)	Software & Services			13.0%	PIK			08/2032	59,362,957	58,294,586	58,235,061
Recordati Industria Chimica e Farmaceutica SpA	(e)	Pharmaceuticals, Biotechnology & Life Sciences	E	+	7.0%	PIK		0.0%	03/2030	€53,756,943	62,077,864	62,038,006
Ultra Electronics Holdings Ltd	(e)	Capital Goods	SF	+	7.3%			0.5%	08/2030	$6,324,788	6,324,788	6,324,788
Ultra Electronics Holdings Ltd	(e)	Capital Goods	SF	+	9.0%	PIK		0.5%	08/2031	54,252,174	53,203,374	54,252,174
Total Subordinated Debt											291,277,389	299,494,188

Asset Based Finance—42.9%
Abacus JV, ABF Equity	(e)(n)	Insurance								5,605,930	5,744,396	515,645
Altavair AirFinance, ABF Equity	(e)	Capital Goods								10,180,939	11,982,965	12,644,288
Bankers Healthcare Group LLC, Term Loan	(e)(h)	Financial Services	SF	+	3.9%			0.0%	11/2027	$8,812,532	8,566,662	8,786,822
Builders Capital Loan Acquisition Trust 2022-RTL1, Structured Mezzanine	(e)	Real Estate Management & Development			8.0%				07/2030	$4,761,772	4,733,213	4,780,343
Builders Capital Loan Acquisition Trust 2022-RTL1, Term Loan	(e)	Real Estate Management & Development			7.3%				07/2030	$28,570,638	28,373,502	28,682,063
Capital Automotive LP, ABF Equity	(e)	Equity Real Estate Investment Trusts (REITs)								9,351,391	16,126,473	22,965,360
Capital Automotive LP, Structured Mezzanine	(e)	Equity Real Estate Investment Trusts (REITs)			11.0%				12/2028	$18,702,781	18,702,781	18,702,781
Curia Receivables II SPV LLC (FKA Curia Global Inc), Revolver	(e)(o)	Pharmaceuticals, Biotechnology & Life Sciences	SF	+	6.3%			1.0%	01/2029	$21,000,000	21,000,000	21,210,000
Curia Receivables II SPV LLC (FKA Curia Global Inc), Revolver	(e)(f)(o)	Pharmaceuticals, Biotechnology & Life Sciences	SF	+	6.3%			1.0%	01/2029	$20,666,667	20,666,667	20,873,333
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Cash Flows
As of December 31, 2025

Company(a)	Footnotes	Industry	Interest Rate(b)					Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)	Cost	Fair Value(d)
Discover Financial Services, ABF Equity	(e)	Financial Services								17,235,785	$17,706,494	$18,297,406
Discover Financial Services, Subordinated Loan	(e)	Financial Services			15.0%				09/2034	$31,583,203	31,583,203	31,583,203
FFP RECEIVABLES SPV LLC (FKA Florida Food Products LLC), Revolver	(e)	Food, Beverage & Tobacco	SF	+	4.8%			1.0%	06/2028	$20,535,710	20,535,710	20,535,710
FFP RECEIVABLES SPV LLC (FKA Florida Food Products LLC), Revolver	(e)(f)	Food, Beverage & Tobacco	SF	+	4.8%			1.0%	06/2028	$4,025,693	4,025,693	4,025,693
Fortna AR LLC (FKA Fortna Group Inc), Revolver	(e)(o)	Capital Goods	SF	+	4.8%			0.8%	06/2029	$45,153,934	45,153,934	45,153,934
Global Lending Services LLC, ABF Equity	(e)	Financial Services								1,549,842	2,510,731	2,531,357
Global Lending Services LLC, ABF Equity	(e)	Financial Services								13,042,543	14,747,018	11,242,672
Global Lending Services LLC, ABF Equity	(e)	Financial Services								49,531,082	40,982,018	41,918,155
Global Lending Services LLC, ABF Equity	(e)(n)	Financial Services								201,046	332,131	327,779
Global Lending Services LLC, Bond	(e)	Financial Services			12.5%				12/2032	$267,306	267,306	267,306
Global Lending Services LLC, Bond	(e)	Financial Services			12.5%				02/2033	$168,723	168,723	168,723
Global Lending Services LLC, Bond	(e)	Financial Services			12.5%				05/2033	$101,484	101,484	101,484
Global Lending Services LLC, Bond	(e)	Financial Services			12.5%				08/2033	$97,588	97,588	97,588
Global Lending Services LLC, Bond	(e)	Financial Services			12.5%				11/2033	$169,085	169,085	169,085
Home Partners JV 2, ABF Equity	(e)(n)	Equity Real Estate Investment Trusts (REITs)								4,471,509	4,154,926	1,916,489
Home Partners JV 2, ABF Equity	(e)(n)	Equity Real Estate Investment Trusts (REITs)								168,710	166,601	68,007
Home Partners JV 2, Structured Mezzanine	(e)	Equity Real Estate Investment Trusts (REITs)			11.0%	PIK			03/2030	$13,200,762	11,930,885	12,582,966
Home Partners JV 2, Structured Mezzanine	(e)	Equity Real Estate Investment Trusts (REITs)			11.0%	PIK			03/2030	$507,075	469,826	479,439
Income Contingent Student Loans 1 2002-2006 PLC, ABS	(e)	Financial Services			8.0%				07/2056	£9,415,252	12,203,573	14,139,370
Income Contingent Student Loans 2 2007-2009 PLC, ABS	(e)	Financial Services			8.0%				07/2058	£28,082,065	36,398,552	41,074,544
IQUW UK Ltd, Bond	(e)	Insurance			8.8%				03/2035	$5,829,139	5,829,139	5,995,270
Kilter Finance, Preferred Stock	(e)	Insurance			12.0%	(9.0% PIK	/ 9.0% PIK)			$20,915,536	20,911,893	20,915,536
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Cash Flows
As of December 31, 2025

Company(a)	Footnotes	Industry	Interest Rate(b)			Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)	Cost	Fair Value(d)
KKR Altitude II Offshore Aggregator LP, Partnership Interest	(e)	Capital Goods						51,668,614	$55,242,435	$55,863,847
KKR Chord IP Aggregator LP, Partnership Interest	(e)	Media & Entertainment						7,871	3,966	26,121
KKR Zeno Aggregator LP (K2 Aviation), Partnership Interest	(e)	Capital Goods						2,744	3,414	800,995
Morgan Stanley Residential Mortgage Loan Trust 2025-HX1, ABS		Real Estate Management & Development	7.3%				03/2070	$1,024,000	1,011,975	1,014,539
Morgan Stanley Residential Mortgage Loan Trust 2025-HX1, ABS		Real Estate Management & Development	0.3%				03/2070	$36,759,795	221,670	217,320
Morgan Stanley Residential Mortgage Loan Trust 2025-HX1, ABS		Real Estate Management & Development	7.3%				03/2070	$922,000	935,946	937,655
Morgan Stanley Residential Mortgage Loan Trust 2025-HX1, ABS		Real Estate Management & Development	1.1%				03/2070	$36,759,795	1,125,882	1,007,329
Morgan Stanley Residential Mortgage Loan Trust 2025-HX1, ABS		Real Estate Management & Development	7.3%				03/2070	$676,000	640,280	645,133
My Community Homes PropCo 2, ABF Equity	(e)(n)	Equity Real Estate Investment Trusts (REITs)						10,453,046	10,453,046	4,584,058
My Community Homes PropCo 2, Term Loan	(e)	Equity Real Estate Investment Trusts (REITs)	7.5%	PIK			03/2034	$28,594,812	28,594,812	28,594,812
My Community Homes PropCo 2, Term Loan	(e)	Equity Real Estate Investment Trusts (REITs)	7.5%	PIK			06/2035	$8,617,419	8,617,419	8,617,419
NewStar Clarendon 2014-1A Class D	(e)(j)(n)	Financial Services					01/2027	$30,040,000	1,224,719	2,063,748
Opendoor Labs Inc, Structured Mezzanine	(e)(h)	Real Estate Management & Development	12.5%				02/2029	$26,429,227	26,328,796	26,759,592
Opendoor Labs Inc, Structured Mezzanine	(e)(f)	Real Estate Management & Development	12.5%				02/2029	$13,214,613	13,214,613	13,379,796
Pretium Partners LLC P1, Structured Mezzanine	(e)(h)	Equity Real Estate Investment Trusts (REITs)	8.0%	(5.3% PIK	/ 5.3% PIK)		10/2026	$27,401,408	26,923,531	27,401,408
Pretium Partners LLC P2, ABF Equity	(e)	Equity Real Estate Investment Trusts (REITs)						16,772,368	16,165,208	19,461,146
Pretium Partners LLC P2, Term Loan	(e)	Equity Real Estate Investment Trusts (REITs)	11.0%				12/2029	$33,544,735	33,032,521	32,873,841
Progress Residential 2024-SFR4 Trust, Structured Mezzanine		Real Estate Management & Development	3.4%				07/2041	$6,250,000	5,169,289	5,720,383
Roemanu LLC, ABF Equity	(e)	Financial Services						36,206,862	45,399,784	32,347,210
Rosemawr Management LLC, ABS	(e)	Utilities	5.0%				08/2054	$3,278,676	2,953,536	3,044,251
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Cash Flows
As of December 31, 2025

Company(a)	Footnotes	Industry	Interest Rate(b)			Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)	Cost	Fair Value(d)
Rosemawr Management LLC, Structured Mezzanine	(e)	Utilities			7.3%		08/2054	$1,598,805	$1,444,077	$1,484,490
Saluda Grade Alternative Mortgage Trust 2023-LOC2, Structured Mezzanine	(e)(o)	Real Estate Management & Development			18.9%		10/2053	$5,199,630	6,146,616	6,318,070
Santander Mortgage Asset Receivable Trust 2025-NQM1, ABS	(e)	Real Estate Management & Development			1.4%		01/2065	$34,631,351	1,130,819	1,489,148
Santander Mortgage Asset Receivable Trust 2025-NQM1, ABS	(e)	Real Estate Management & Development			0.4%		01/2065	$34,631,351	240,251	225,104
Santander Mortgage Asset Receivable Trust 2025-NQM1, ABS	(e)	Real Estate Management & Development			7.3%		01/2065	$640,979	594,288	596,431
Santander Mortgage Asset Receivable Trust 2025-NQM1, ABS	(e)	Real Estate Management & Development			7.3%		01/2065	$621,380	572,187	598,637
SCRIPPS SPV LLC (FKA EW Scripps Co/The), Revolver	(e)(o)	Media & Entertainment	SF	+	6.3%	0.8%	03/2028	$30,053,368	30,053,368	30,221,646
SCRIPPS SPV LLC (FKA EW Scripps Co/The), Revolver	(e)(f)(o)	Media & Entertainment	SF	+	6.3%	0.8%	03/2028	$15,689,962	15,689,962	15,777,815
Star Mountain Strategic Credit Income Fund IV LP, ABF Equity	(e)	Financial Services						47,000,000	47,000,000	49,162,000
Styron Receivables Funding Designated Activity Company (FKA Trinseo Materials), Revolver	(e)(o)	Materials	SF	+	4.8%	1.0%	01/2028	$36,839,024	36,839,024	37,207,415
Styron Receivables Funding Designated Activity Company (FKA Trinseo Materials), Revolver	(e)(f)(o)	Materials	SF	+	4.8%	1.0%	01/2028	$9,990,244	9,990,244	10,090,146
Synovus Financial Corp, ABF Equity	(e)	Banks						1,510,392	1,616,572	1,842,678
TDC LLP, ABF Equity	(e)(n)	Financial Services						1,576,060	1,976,009	2,060,144
TDC LLP, Preferred Equity	(e)	Financial Services			8.0%			$32,185,899	41,862,765	43,557,086
TPSI Receivables LLC (Tropicana Products Inc), Revolver	(e)(o)	Food, Beverage & Tobacco	SF	+	4.8%	1.0%	01/2029	$37,930,418	37,930,418	38,021,451
TPSI Receivables LLC (Tropicana Products Inc), Revolver	(e)(f)(o)	Food, Beverage & Tobacco	SF	+	4.8%	1.0%	01/2029	$8,045,846	8,045,846	8,065,156
Vehicle Secured Funding Trust, ABF Equity	(e)	Financial Services						10,555,713	10,724,604	14,314,940
Vehicle Secured Funding Trust, Term Loan	(e)	Financial Services			15.0%		01/2046	$31,667,138	31,667,138	31,667,138
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Cash Flows
As of December 31, 2025

Company(a)	Footnotes	Industry	Interest Rate(b)				Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)	Cost	Fair Value(d)
Vietjet Aviation JSC, Term Loan	(e)	Transportation			9.4%			03/2037	$30,713,640	$30,713,640	$31,411,575
Vietjet Aviation JSC, Term Loan	(e)	Transportation			9.4%			12/2037	$32,520,325	32,520,325	33,259,284
Vontive Mortgage Trust 2025-RTL1, ABS		Real Estate Management & Development			8.0%			03/2030	$468,000	442,963	473,530
Vontive Mortgage Trust 2025-RTL1, ABS		Real Estate Management & Development			9.5%			03/2030	$1,137,000	1,051,861	1,140,386
Total Asset Based Finance										1,031,858,991	1,037,097,224
Unfunded Loan Commitments										(71,633,025)	(71,633,025)
Net Asset Based Finance										960,225,966	965,464,199

Equity/Other—13.6%
48Forty Solutions LLC, Common Stock	(e)(n)	Commercial & Professional Services							2,512	—	—
Accuride Corp, Common Stock	(e)(h)(i)(n)	Capital Goods							9,895,868	—	—
Accuride Corp, Preferred Stock	(e)(h)(i)(n)	Capital Goods							5,662,956	—	—
Alacrity Solutions Group LLC, Common Stock	(e)(n)	Insurance							2,973	2,650,925	—
Alacrity Solutions Group LLC, Preferred Equity	(e)(g)(n)	Insurance	SF	+	8.0%	PIK	1.0%		3,179,417	3,179,417	1,017,617
athenahealth Inc, Preferred Stock	(e)	Health Care Equipment & Services			10.8%	PIK			96,301,124	93,744,436	98,352,936
Belk Inc, Common Stock	(e)(n)	Consumer Discretionary Distribution & Retail							51,640	883,456	1,515,800
Cubic Corp, Common Stock	(e)(n)	Software & Services							8	73,510	—
Cubic Corp, Preferred Stock	(e)(n)	Software & Services							1,844,397	1,450,085	241,800
Cubic Corp, Warrant	(e)(n)	Software & Services							8	—	—
Dentix, Private Equity	(e)(n)	Health Care Equipment & Services							24,234,907	242,303	160,871
Kellermeyer Bergensons Services LLC, Common Stock	(e)(n)	Commercial & Professional Services							2,074,030	—	—
Kellermeyer Bergensons Services LLC, Preferred Stock	(e)(n)	Commercial & Professional Services							2,074,030	3,816,215	—
Misys Ltd, Preferred Stock	(e)	Software & Services	SF	+	13.3%	PIK	0.0%		92,340,566	91,306,221	89,876,417
New Era Technology Inc, Common Stock	(e)(n)	Software & Services							12,417	—	—
New Era Technology Inc, Preferred Stock	(e)(n)	Software & Services							12,417	6,305,601	5,904,644
One Call Care Management Inc, Common Stock	(e)(n)	Health Care Equipment & Services							34,873	2,220,193	860,551
One Call Care Management Inc, Preferred Stock A	(e)(n)	Health Care Equipment & Services							371,993	23,682,302	17,461,947
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Cash Flows
As of December 31, 2025

Company(a)	Footnotes	Industry	Interest Rate(b)		Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)	Cost	Fair Value(d)
One Call Care Management Inc, Preferred Stock B	(e)	Health Care Equipment & Services	9.0%	PIK		10/2029	12,907,868	$13,680,703	$13,236,896
Pure Gym Ltd, Private Equity	(e)(n)	Consumer Services					30,218,000	39,390,642	59,847,837
SI Group Inc, Common Stock	(e)(n)	Materials					9,490	116,063	116,063
SIRVA Worldwide Inc, Class A Common Stock	(e)(h)(n)	Commercial & Professional Services					9,809	98,092	484
SIRVA Worldwide Inc, Class A Preferred Equity	(e)(h)(n)	Commercial & Professional Services				08/2030	2,254,430	1,803,541	451,816
SIRVA Worldwide Inc, Class B Common Stock	(e)(h)(i)(n)	Commercial & Professional Services					2,870,061	2,870,061	1,416
SIRVA Worldwide Inc, Class B Preferred Equity	(e)(h)(i)(n)	Commercial & Professional Services				08/2030	2,572	2,057,414	515,415
Wittur Holding GmbH, Common Stock	(e)(n)	Capital Goods					12,426	8,484,584	15,163,323
Yak Access LLC, Common Stock	(n)	Capital Goods					1,256	974	69
Total Equity/Other								298,056,738	304,725,902
TOTAL INVESTMENTS—224.9%								$5,077,384,767	$5,058,005,441
LIABILITIES IN EXCESS OF OTHER ASSETS—(124.9)%									(2,808,922,187)
MEMBERS’ EQUITY—100.0%									$2,249,083,254

See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Cash Flows
As of December 31, 2025

Foreign Currency Forward Contracts

December 31, 2025
Foreign Currency	Settlement Date	Counterparty	Notional Amount and Transaction			US $ Value at Settlement Date	US $ Value at December 31, 2025	Unrealized Appreciation (Depreciation)
AUD	April 30, 2026	Morgan Stanley and Co.	A$	7,850,000	Sold	$5,223,390	$5,233,555	$(10,165)
AUD	June 21, 2027	Morgan Stanley and Co.	A$	10,279,000	Sold	6,849,734	6,790,412	59,322
AUD	June 21, 2027	Goldman Sachs Bank	A$	1,000,000	Sold	648,800	660,610	(11,810)
AUD	June 21, 2027	Goldman Sachs Bank	A$	69,500,000	Sold	46,551,795	45,912,408	639,387
AUD	June 21, 2027	Morgan Stanley and Co.	A$	1,200,000	Sold	801,024	792,732	8,292
AUD	June 21, 2027	Morgan Stanley and Co.	A$	1,400,000	Sold	899,640	924,854	(25,214)
AUD	June 21, 2027	Goldman Sachs Bank	A$	24,000,000	Sold	14,966,400	15,854,644	(888,244)
AUD	March 30, 2028	Morgan Stanley and Co.	A$	10,000,000	Sold	6,498,000	6,557,407	(59,407)
CAD	March 11, 2026	Goldman Sachs Bank	C$	30,994,375	Sold	22,288,491	22,666,534	(378,043)
EUR	April 30, 2026	Morgan Stanley and Co.		€4,000,000	Sold	4,464,632	4,718,378	(253,746)
EUR	April 30, 2026	BNP Paribas		€123,000,000	Sold	142,838,215	145,090,113	(2,251,898)
EUR	August 28, 2026	Goldman Sachs Bank		€9,000,000	Sold	10,773,900	10,667,484	106,416
EUR	January 19, 2027	Morgan Stanley and Co.		€5,000,000	Sold	5,621,350	5,955,700	(334,350)
EUR	July 15, 2027	Goldman Sachs Bank		€52,448,238	Sold	63,399,430	62,795,032	604,398
EUR	August 6, 2027	Morgan Stanley and Co.		€12,700,000	Sold	13,978,890	15,215,151	(1,236,261)
EUR	August 6, 2027	Goldman Sachs Bank		€18,590,620	Sold	20,806,622	22,272,370	(1,465,748)
EUR	September 10, 2027	Goldman Sachs Bank		€30,540,000	Sold	34,705,656	36,625,578	(1,919,922)
EUR	September 10, 2027	Morgan Stanley and Co.		€40,780,000	Sold	43,736,550	48,906,061	(5,169,511)
EUR	September 10, 2027	Morgan Stanley and Co.		€1,200,000	Sold	1,433,400	1,439,119	(5,719)
EUR	September 10, 2027	Morgan Stanley and Co.		€2,500,000	Sold	3,030,500	2,998,165	32,335
EUR	January 28, 2028	Goldman Sachs Bank		€17,131,484	Sold	20,809,100	20,628,743	180,357
EUR	March 30, 2028	Goldman Sachs Bank		€15,900,000	Sold	19,232,640	19,179,018	53,622
EUR	March 30, 2028	Morgan Stanley and Co.		€31,200,000	Sold	37,703,640	37,634,299	69,341
EUR	March 30, 2028	Goldman Sachs Bank		€2,320,278	Sold	2,822,456	2,798,783	23,673
GBP	January 20, 2026	Morgan Stanley and Co.		£440,000	Sold	556,404	591,570	(35,167)
GBP	January 20, 2026	Morgan Stanley and Co.		£9,381,472	Sold	11,322,499	12,613,175	(1,290,676)
GBP	April 30, 2026	Morgan Stanley and Co.		£87,500,000	Sold	117,103,875	117,605,235	(501,360)
GBP	September 14, 2026	Goldman Sachs Bank		£6,600,000	Sold	8,423,580	8,866,112	(442,532)
GBP	December 31, 2026	Goldman Sachs Bank		£5,100,000	Sold	6,255,660	6,846,292	(590,632)
GBP	December 31, 2026	Goldman Sachs Bank		£9,400,000	Sold	11,974,660	12,618,656	(643,996)
GBP	December 31, 2026	Goldman Sachs Bank		£22,600,000	Sold	27,382,160	30,338,471	(2,956,311)
GBP	June 21, 2027	Goldman Sachs Bank		£9,000,000	Sold	11,512,800	12,065,182	(552,382)
GBP	March 30, 2028	Morgan Stanley and Co.		£7,250,000	Sold	9,692,525	9,699,266	(6,741)
SEK	April 30, 2026	Morgan Stanley and Co.	SEK	213,744,105	Sold	22,580,789	23,305,730	(724,941)
SEK	September 14, 2026	Goldman Sachs Bank	SEK	119,905,000	Sold	12,889,130	13,151,263	(262,133)
						$769,778,337	$790,018,102	$(20,239,766)
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Statements of Cash Flows
As of December 31, 2025

Interest rate swaps

Description	Hedged Item	Company Receives	Company Pays	Counterparty	Maturity Date	Notional Amount	Fair Value	Upfront Payments/Receipts	Change in Unrealized Appreciation/(Depreciation)
Interest Rate Swap	6.74% Notes	6.74%	SOFR + 2.532%	Morgan Stanley & Co. International PLC	3/20/2030	$170,000,000	$4,304,606	$—	$4,304,606
Interest Rate Swap	6.93% Notes	6.93%	SOFR + 2.779%	Morgan Stanley & Co. International PLC	3/20/2032	185,000,000	5,438,564	—	5,438,564
Total						$355,000,000	$9,743,170	$—	$9,743,170
____________
(a)Security may be an obligation of one or more entities affiliated with the named company.
(b)Certain variable rate securities in the Company’s portfolio bear interest at a rate determined by a publicly disclosed base rate plus a basis point spread. As of December 31, 2025, the Euro Interbank Offered Rate, or EURIBOR or “E”, was 2.03%, Canadian Overnight Repo Rate Average, or CORRA or “C”, was 2.26%, the Australian Bank Bill Swap Bid Rate, or BBSY or “B”, was 3.79%, the Stockholm Interbank Offered Rate, or STIBOR or “SR”, was 1.96%, the Sterling Interbank Offered Rate, or SONIA or “SA”, was 3.72%, the Secured Overnight Financing Rate, or SOFR or “SF”, was 3.65%, and the Australian Bank Bill Swap Rate, or BBSW or “BW”, was 3.74%. PIK means paid-in-kind. PIK income accruals may be adjusted based on the performance of the underlying investment. Variable rate securities with no floor rate use the respective benchmark rate in all cases.
(c)Denominated in U.S. dollars unless otherwise noted.
(d)Fair value is determined in accordance with the Company’s valuation process.
(e)Investments classified as Level 3.
(f)Security is an unfunded commitment. The stated rate reflects the spread disclosed at the time of commitment and may not indicate the actual rate received upon funding.
(g)Asset is on non-accrual status.
(h)Security or portion thereof held within Big Cedar Creek LLC and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with BNP Paribas.
(i)Security or portion thereof held within Chestnut Street Funding LLC and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with Citibank, N.A.
(j)Security or portion thereof held within Green Creek LLC and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with Goldman Sachs Bank.
(k)Not used.
(l)Not used.
(m)Security or portion thereof held within Magnolia Funding LLC and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with Morgan Stanley.
(n)Security is non-income producing.
(o)Position or portion thereof unsettled as of December 31, 2025.

See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Schedule of Investments
As of December 31, 2024

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)		Cost	Fair Value(d)
Senior Secured Loans—First Lien—160.8%
48Forty Solutions LLC	(e)(m)	Commercial & Professional Services	2.0%, SF+410 PIK (SF+410 Max PIK)	1.0%	11/30/29		$18,496,269	$18,412,542	$15,748,834
Accuride Corp	(e)(h)(i)	Capital Goods	SF+1,000 PIK (SF+1,000 Max PIK)	2.0%	4/19/25		6,048,077	5,798,871	6,048,077
Accuride Corp	(e)(h)(i)	Capital Goods	SF+1,000, 0.0% PIK (10.0% Max PIK)	2.0%	4/19/25		1,685,462	1,433,431	1,685,462
Accuride Corp	(e)(g)(h)(i)(n)	Capital Goods	SF+100, 5.9% PIK (5.9% Max PIK)	1.0%	5/18/26		18,098,649	18,078,069	4,977,129
Accuride Corp	(e)(f)	Capital Goods	SF+1,000, 0.0% PIK (10.0% Max PIK)	2.0%	4/19/25		842,731	842,731	842,731
Advania Sverige AB	(e)(h)(i)(m)	Software & Services	SA+550	0.0%	6/2/31		£52,793,589	66,825,930	66,094,127
Advania Sverige AB	(e)(m)	Software & Services	SR+550	0.0%	6/2/31	SEK	123,389,317	11,414,103	11,152,476
Affordable Care Inc	(e)(h)(m)	Health Care Equipment & Services	SF+550, 0.0% PIK (3.3% Max PIK)	0.8%	8/2/28		75,545,190	75,271,152	75,439,440
Alacrity Solutions Group LLC	(e)(g)(i)(m)(n)	Insurance	SF+525	0.8%	12/22/28		31,332,037	30,873,600	22,289,656
Alera Group Intermediate Holdings Inc	(e)(j)(m)	Insurance	SF+525	0.8%	10/2/28		31,604,509	31,316,947	31,604,509
American Vision Partners	(e)(j)(m)	Health Care Equipment & Services	SF+600	0.8%	9/30/27		39,392,333	38,862,993	39,136,283
Amerivet Partners Management Inc	(e)(h)	Health Care Equipment & Services	SF+525	0.8%	2/25/28		17,611,584	17,191,949	17,611,584
Apex Group Limited	(h)	Financial Services	SF+375	0.5%	7/27/28		4,095,495	4,095,495	4,139,010
Apex Group Limited	(h)	Financial Services	E+400	0.0%	7/27/28		€3,600,000	4,087,747	3,740,935
Arcfield Acquisition Corp	(e)(i)(j)(m)	Capital Goods	SF+500	0.5%	10/28/31		$53,313,899	53,313,899	53,608,225
Arcos LLC/VA	(e)(h)(i)	Software & Services	SF+300, 3.3% PIK (3.3% Max PIK)	1.0%	4/20/28		23,219,340	23,107,498	21,435,858
Ardonagh Group Ltd/The	(e)(h)(i)(j)	Insurance	SF+475	0.5%	2/17/31		23,890,391	23,549,907	24,129,295
Area Wide Protective Inc	(e)(j)	Commercial & Professional Services	SF+475	1.0%	12/23/30		4,081,672	4,049,711	4,076,887
Arrotex Australia Group Pty Ltd	(e)(h)(i)	Pharmaceuticals, Biotechnology & Life Sciences	B+675	1.0%	6/30/28	A$	70,822,383	44,763,382	44,156,805
Arrotex Australia Group Pty Ltd	(e)(m)	Pharmaceuticals, Biotechnology & Life Sciences	B+575	0.5%	6/30/28		8,627,888	5,845,000	5,225,418
BGB Group LLC	(e)(h)(m)	Media & Entertainment	SF+525	1.0%	8/16/27		$53,251,063	53,007,148	52,677,000
Bloom Fresh International Limited	(e)(h)(i)	Food, Beverage & Tobacco	SF+525	0.5%	8/9/30		33,038,301	32,429,542	33,368,684
Cadence Education LLC	(e)(h)(i)(j)(m)(o)	Consumer Services	SF+500	0.8%	5/1/31		55,091,626	54,832,695	55,141,995
CFC Underwriting Ltd	(e)(h)(i)	Insurance	SF+495, 0.0% PIK (2.5% Max PIK)	0.5%	5/16/29		39,458,838	39,217,515	39,458,838
Cision Ltd		Software & Services	SF+375	0.0%	1/29/27		3,737,190	3,502,054	2,226,281
Civica Group Ltd	(e)(j)(m)	Software & Services	SA+525, 0.0% PIK (2.1% Max PIK)	0.0%	8/30/30		£17,680,771	22,329,929	22,135,440
Civica Group Ltd	(e)(m)	Software & Services	BW+525, 0.0% PIK (2.1% Max PIK)	0.0%	8/30/30	A$	978,645	639,398	605,733
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Schedule of Investments (continued)
As of December 31, 2024

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)		Cost	Fair Value(d)
Clarience Technologies LLC	(e)(i)(j)	Capital Goods	SF+575, 0.0% PIK (2.5% Max PIK)	0.8%	2/13/31		$40,196,250	$39,831,513	$40,598,213
ClubCorp Club Operations Inc	(i)(j)	Consumer Services	SF+500	0.0%	9/18/26		24,194,800	23,427,800	24,298,233
Consilium Safety Group AB	(e)(i)	Capital Goods	E+600, 0.0% PIK (0.0% Max PIK)	0.0%	4/7/31		€8,500,000	9,383,122	8,779,017
Consilium Safety Group AB	(e)(j)	Capital Goods	SF+600, 0.0% PIK (0.0% Max PIK)	0.0%	4/7/31		$16,261,179	16,083,336	16,213,704
Creation Technologies Inc	(j)	Technology Hardware & Equipment	SF+550	0.5%	10/5/28		2,234,553	2,065,716	2,198,242
CSafe Global	(e)(h)	Transportation	SF+575	0.8%	12/14/28		32,157,000	32,116,500	32,478,570
Cubic Corp	(h)	Software & Services	SF+425	0.8%	5/25/28		8,887,071	8,912,189	6,014,325
Dechra Pharmaceuticals Ltd	(e)(m)	Pharmaceuticals, Biotechnology & Life Sciences	E+625, 0.0% PIK (3.3% Max PIK)	0.0%	1/24/31		€13,810,428	15,311,955	14,448,583
Dechra Pharmaceuticals Ltd	(e)(j)	Pharmaceuticals, Biotechnology & Life Sciences	SF+625, 0.0% PIK (3.3% Max PIK)	0.8%	1/24/31		$15,229,310	15,125,846	15,381,603
DOC Generici Srl	(e)(m)	Pharmaceuticals, Biotechnology & Life Sciences	E+550	0.0%	10/27/28		€11,563,237	12,523,285	12,037,664
DuBois Chemicals Inc	(e)(h)(i)(j)(m)	Materials	SF+450	0.8%	6/13/31		$44,000,000	44,034,329	44,107,470
Envirotainer Ltd	(e)(h)	Transportation	E+575, 0.0% PIK (3.0% Max PIK)	0.0%	7/30/29		€14,851,248	14,026,762	15,371,783
Envirotainer Ltd	(e)(h)	Transportation	SF+575, 0.0% PIK (3.0% Max PIK)	0.8%	7/30/29		$7,557,582	7,444,043	7,557,582
Excelitas Technologies Corp	(e)(j)	Technology Hardware & Equipment	E+525	0.0%	8/12/29		€3,970,723	4,150,784	4,117,669
Excelitas Technologies Corp	(e)(i)(j)	Technology Hardware & Equipment	SF+525	0.8%	8/12/29		$21,265,954	21,099,550	21,306,173
Follett Software Co	(e)(h)	Software & Services	SF+500	0.8%	8/31/28		36,765,000	36,532,224	37,113,283
Foundation Consumer Brands LLC	(e)(i)	Pharmaceuticals, Biotechnology & Life Sciences	SF+625	1.0%	2/12/29		7,400,635	7,400,635	7,400,635
Galaxy Universal LLC	(e)(h)	Consumer Durables & Apparel	SF+550	1.0%	11/30/26		7,578,635	7,578,635	7,550,215
Galway Partners Holdings LLC	(e)(j)(m)	Insurance	SF+450, 0.0% PIK (1.0% Max PIK)	0.8%	9/29/28		32,512,800	32,071,071	32,512,800
General Datatech LP	(e)(h)(i)	Software & Services	SF+625	1.0%	6/18/27		34,330,074	33,501,611	34,206,768
Gigamon Inc	(e)(i)(j)	Software & Services	SF+575	1.0%	3/9/29		35,806,348	35,500,923	34,808,079
Heniff Transportation Systems LLC	(e)(i)(j)	Transportation	SF+575	1.0%	12/3/26		32,231,837	31,993,021	32,231,837
Higginbotham Insurance Agency Inc	(e)(h)(j)(m)	Insurance	SF+450	1.0%	11/24/28		67,430,484	67,645,620	66,924,755
HKA	(e)(i)	Commercial & Professional Services	SF+575, 0.0% PIK (1.8% Max PIK)	0.5%	8/9/29		1,108,280	1,100,633	1,103,578
Industria Chimica Emiliana Srl	(e)(i)(j)(m)	Pharmaceuticals, Biotechnology & Life Sciences	E+475, 2.5% PIK (2.5% Max PIK)	0.0%	9/27/26		€113,856,600	126,381,336	110,776,423
iNova Pharmaceuticals (Australia) Pty Limited	(e)(j)	Pharmaceuticals, Biotechnology & Life Sciences	B+475, 0.0% PIK (1.8% Max PIK)	0.5%	11/15/31	A$	33,822,105	21,639,648	20,704,761
Insight Global LLC	(e)(h)(m)	Commercial & Professional Services	SF+500	0.8%	9/22/28		$62,580,802	62,037,198	62,580,802
Integrated Power Services LLC	(e)(j)	Commercial & Professional Services	SF+450	0.8%	11/22/28		61,268,539	61,063,695	60,962,196
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Schedule of Investments (continued)
As of December 31, 2024

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)		Cost	Fair Value(d)
Integrated Power Services LLC	(e)(f)	Commercial & Professional Services	SF+450	0.8%	11/22/28		$28,767,383	$28,695,465	$28,623,546
Integrity Marketing Group LLC	(e)(h)(j)	Insurance	SF+500	0.8%	8/25/28		68,594,338	68,134,609	68,594,338
Integrity Marketing Group LLC	(e)(f)	Insurance	SF+500	0.8%	8/28/28		1,642,540	1,642,540	1,642,540
Integrity Marketing Group LLC	(e)(f)	Insurance	SF+500	0.8%	8/28/28		11,130,558	11,074,906	11,130,558
KBP Investments LLC	(e)(h)	Consumer Staples Distribution & Retail	SF+550, 0.0% PIK (0.0% Max PIK)	0.8%	5/26/27		23,567,453	23,488,685	22,979,940
Kellermeyer Bergensons Services LLC	(e)	Commercial & Professional Services	SF+540 PIK (SF+540 Max PIK)	1.0%	11/6/28		15,936,670	15,627,152	15,936,670
Kellermeyer Bergensons Services LLC	(e)	Commercial & Professional Services	SF+810 PIK (SF+810 Max PIK)	1.0%	11/6/28		7,100,602	6,910,365	6,931,213
Kellermeyer Bergensons Services LLC	(e)(f)	Commercial & Professional Services	SF+540 PIK (SF+540 Max PIK)	1.0%	11/6/28		436,638	436,638	436,638
Laboratoires Vivacy SAS	(e)(h)(o)	Pharmaceuticals, Biotechnology & Life Sciences	E+670, 0.0% PIK (2.4% Max PIK)	0.0%	3/20/30		€7,868,350	8,326,106	7,811,324
Lakeview Farms Inc	(e)(i)	Food, Beverage & Tobacco	SF+575	1.0%	6/10/27		$22,768,387	22,551,459	22,768,387
Lexitas Inc	(e)(h)	Commercial & Professional Services	SF+625	1.0%	5/18/29		32,946,783	32,850,276	33,276,251
Lionbridge Technologies Inc	(e)(h)(i)	Media & Entertainment	SF+700	1.0%	12/29/25		20,842,105	20,713,689	20,842,105
Lloyd's Register Quality Assurance Ltd	(e)(h)(m)	Commercial & Professional Services	E+600, 0.0% PIK (3.0% Max PIK)	0.0%	12/2/28		€44,315,170	49,139,472	46,073,878
MAI Capital Management LLC	(e)(j)	Financial Services	SF+475, 0.0% PIK (2.4% Max PIK)	0.8%	8/29/31		$11,387,246	11,330,310	11,363,089
MB2 Dental Solutions LLC	(e)(h)	Health Care Equipment & Services	SF+550	0.8%	2/13/31		31,760,000	31,470,788	32,047,219
Med-Metrix	(e)(m)	Software & Services	SF+500	1.0%	9/15/27		11,639,098	11,628,260	11,790,406
Misys Ltd	(e)(j)	Software & Services	SF+725	1.0%	9/13/29		14,692,623	14,434,854	14,986,475
New Era Technology Inc	(e)(h)(i)(j)	Software & Services	SF+625	1.0%	10/31/26		32,854,457	32,467,466	32,197,100
Nordic Climate Group Holding AB	(e)(m)	Commercial & Professional Services	E+575	0.0%	6/10/31		€10,500,000	11,377,592	10,735,029
NovaTaste Austria GmbH	(e)(i)	Food, Beverage & Tobacco	E+525	0.0%	4/5/30		14,883,810	16,065,606	15,263,216
NovaTaste Austria GmbH	(e)	Food, Beverage & Tobacco	E+550	0.0%	4/5/30		16,085,206	16,697,750	16,495,238
OEConnection LLC	(e)(h)(i)	Software & Services	SF+500, 0.0% PIK (0.0% Max PIK)	0.8%	4/22/31		$49,750,000	49,520,062	49,264,752
One Call Care Management Inc	(h)	Health Care Equipment & Services	SF+550	0.8%	4/22/27		4,825,000	4,849,702	4,680,250
Pantherx Specialty LLC	(e)(i)	Pharmaceuticals, Biotechnology & Life Sciences	SF+550	0.5%	7/16/29		15,595,485	14,787,043	15,595,485
Peraton Corp	(i)	Capital Goods	SF+375	0.8%	2/1/28		8,565,270	8,306,547	7,991,568
Performance Health Holdings Inc	(e)(j)	Health Care Equipment & Services	SF+575	1.0%	7/12/27		15,100,000	15,066,450	15,100,000
Plaskolite, LLC	(j)	Materials	SF+400	0.8%	12/15/25		1,103,098	1,077,930	1,071,384
Pretium Packaging LLC	(i)	Materials	SF+230, 2.3% PIK (2.3% Max PIK)	1.0%	10/2/28		1,513,361	1,513,361	1,210,212
Pretium Packaging LLC	(l)	Materials	SF+250, 2.5% PIK (2.5% Max PIK)	1.0%	10/2/28		1,268,334	1,233,418	1,311,146
Project Marron	(e)(i)(j)	Consumer Services	B+625	0.5%	1/31/29	A$	37,107,840	25,409,815	22,500,710
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Schedule of Investments (continued)
As of December 31, 2024

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)		Cost	Fair Value(d)
Project Marron	(e)(h)(i)	Consumer Services	C+625	0.5%	1/31/29	C$	46,586,541	$34,162,573	$31,724,812
PSKW LLC (dba ConnectiveRx)	(e)(i)(j)	Health Care Equipment & Services	SF+550	1.0%	3/9/28		$20,930,829	20,930,829	20,930,829
Reliant Rehab Hospital Cincinnati LLC	(e)	Health Care Equipment & Services	SF+625	0.0%	2/28/26		14,104,006	13,679,814	13,819,691
Reliant Rehab Hospital Cincinnati LLC	(e)(g)(n)	Health Care Equipment & Services	SF+625, 0.0% PIK (8.3% Max PIK)	0.0%	2/28/26		15,778,840	13,489,264	4,996,317
Reliant Rehab Hospital Cincinnati LLC	(e)(f)	Health Care Equipment & Services	SF+625	0.0%	2/28/26		649,703	649,703	636,606
Revere Superior Holdings Inc	(e)(j)	Software & Services	SF+500	1.0%	10/1/29		19,309,920	19,337,544	19,259,714
RSC Insurance Brokerage Inc	(e)(j)	Insurance	SF+475	0.8%	11/1/29		18,418,218	18,404,653	18,568,663
Safe-Guard Products International LLC	(e)(h)(i)(j)	Financial Services	SF+475	0.8%	4/3/30		69,452,748	69,726,612	69,938,917
SAMBA Safety Inc	(e)(h)(i)	Software & Services	SF+525	1.0%	9/1/27		18,371,133	18,267,767	18,371,133
SI Group Inc		Materials	SF+475, 0.8% PIK (0.8% Max PIK)	0.0%	10/16/28		1,415,454	1,381,552	1,027,620
SIRVA Worldwide Inc	(e)	Commercial & Professional Services	SF+800	2.0%	2/20/29		1,632,345	1,581,729	1,632,345
SIRVA Worldwide Inc	(e)(h)(l)	Commercial & Professional Services	SF+800	2.0%	2/20/29		3,942,207	3,886,932	3,942,207
SIRVA Worldwide Inc	(e)(h)	Commercial & Professional Services	SF+300, 5.0% PIK (5.0% Max PIK)	2.0%	8/20/29		5,100,004	4,846,527	5,100,004
SIRVA Worldwide Inc	(e)(f)	Commercial & Professional Services	SF+800	2.0%	2/20/29		949,038	949,038	949,038
SitusAMC Holdings Corp	(e)(i)(m)	Real Estate Management & Development	SF+550	1.0%	12/22/27		20,946,979	20,731,823	21,115,485
Source Code LLC	(e)(m)	Software & Services	SF+650	1.0%	6/30/27		9,922,126	9,922,126	9,922,126
Spins LLC	(e)(m)	Software & Services	SF+550	1.0%	1/20/27		10,020,205	10,020,205	10,020,205
STV Group Inc	(e)(i)(j)(m)	Capital Goods	SF+500	0.8%	3/20/31		31,245,371	31,364,103	31,441,064
Summit Interconnect Inc	(e)(m)	Capital Goods	SF+600	1.0%	9/22/28		19,126,582	18,958,918	17,432,402
Time Manufacturing Co	(e)(h)	Capital Goods	E+650	0.8%	12/1/27		€29,219,845	32,602,288	27,486,155
Trescal SA	(e)(h)	Commercial & Professional Services	E+550	0.0%	4/29/30		7,898,516	8,505,824	8,287,361
Trescal SA	(e)(h)	Commercial & Professional Services	SF+550	0.5%	4/29/30		$8,634,207	8,592,141	8,752,496
Ultra Electronics Holdings Ltd	(j)(o)	Capital Goods	E+375	0.0%	8/6/29		€1,378,000	1,468,931	1,404,904
Version1 Software Ltd	(e)(j)	Software & Services	E+515, 0.0% PIK (1.5% Max PIK)	0.0%	7/11/29		2,477,331	2,561,074	2,569,768
Version1 Software Ltd	(e)(j)	Software & Services	E+515, 0.0% PIK (1.7% Max PIK)	0.0%	7/11/29		2,359,358	2,626,428	2,447,394
Version1 Software Ltd	(e)(j)	Software & Services	SA+515, 0.0% PIK (1.7% Max PIK)	0.0%	7/11/29		£4,032,564	4,713,806	5,059,810
Version1 Software Ltd	(e)(f)	Software & Services	E+515, 0.0% PIK (1.7% Max PIK)	0.0%	7/11/29		€4	4	4
Vytalogy Wellness LLC (fka Jarrow Formulas Inc)	(e)(i)(m)	Household & Personal Products	SF+625	1.0%	11/30/26		$33,234,279	32,711,179	32,493,155
Wealth Enhancement Group LLC	(e)(j)	Financial Services	SF+500	1.0%	10/4/28		9,027,823	9,039,597	9,087,964
West Corp	(h)	Commercial & Professional Services	SF+400	1.0%	4/10/27		3,851,697	3,821,343	2,860,366
Wittur Holding GmbH	(e)(l)	Capital Goods	0.1%, 5.9% PIK (5.9% Max PIK)		12/29/28		€57,455,542	61,581,784	57,877,794
Woolpert Inc	(e)(h)(i)	Capital Goods	SF+500	1.0%	4/5/30		$51,935,595	51,723,822	52,621,123
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Schedule of Investments (continued)
As of December 31, 2024

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)	Cost	Fair Value(d)
Worldwise Inc	(e)	Household & Personal Products	SF+400 PIK (SF+400 Max PIK)	2.0%	3/29/30	$19,887,712	$19,887,712	$19,887,712
Worldwise Inc	(e)(f)	Household & Personal Products	SF+500 PIK (SF+500 Max PIK)	2.0%	3/29/32	1,158,877	1,158,877	1,158,877
Zellis Holdings Ltd	(e)(i)(m)	Software & Services	SA+500, 0.0% PIK (5.0% Max PIK)	0.0%	8/13/31	£28,232,194	37,022,976	34,813,719
Total Senior Secured Loans—First Lien							2,622,214,032	2,550,830,122
Unfunded Loan Commitments							(45,577,473)	(45,577,473)
Net Senior Secured Loans—First Lien							2,576,636,559	2,505,252,649

Senior Secured Loans—Second Lien—4.3%
Cubic Corp	(e)(j)	Software & Services	SF+763	0.8%	5/25/29	$10,000,000	9,768,129	7,668,368
NEP Broadcasting LLC	(h)	Media & Entertainment	SF+700	0.0%	10/19/26	6,847,253	6,791,846	5,573,150
Peraton Corp	(e)(h)	Capital Goods	SF+775	0.8%	2/1/29	21,399,977	21,267,612	20,469,078
Pretium Packaging LLC	(e)	Materials	SF+675	0.5%	10/1/29	39,900,250	39,778,515	22,743,143
Valeo Foods Group Ltd	(e)(h)	Food, Beverage & Tobacco	SA+800	0.0%	10/1/30	£9,289,917	11,912,329	11,054,378
Total Senior Secured Loans—Second Lien							89,518,431	67,508,117

Other Senior Secured Debt—1.6%
One Call Care Management Inc	(e)	Health Care Equipment & Services	8.5% PIK (8.5% Max PIK)		11/1/28	$30,210,553	29,792,558	25,080,801
Total Other Senior Secured Debt							29,792,558	25,080,801

Subordinated Debt—4.2%
Encora Digital LLC	(e)(o)	Commercial & Professional Services	9.8% PIK (9.8% Max PIK)		12/20/29	28,830,441	28,060,669	28,125,221
Ultra Electronics Holdings Ltd	(e)(o)	Capital Goods	SF+900 PIK (SF+900 Max PIK)	0.5%	1/31/31	38,000,000	36,960,129	37,543,775
Total Subordinated Debt							65,020,798	65,668,996

Asset Based Finance—25.4%
Abacus JV, ABF Equity	(e)(n)	Insurance				22,808,895	23,372,275	15,706,205
Altavair AirFinance, ABF Equity	(e)	Capital Goods				31,634,366	37,233,649	33,373,402
Callodine Commercial Finance LLC, 2L Term Loan A	(e)(h)(o)	Financial Services	SF+900	1.0%	11/3/25	$22,096,774	22,249,242	22,096,774
Global Lending Services LLC, ABF Equity	(e)(l)	Financial Services				365,303	365,303	735,111
Global Lending Services LLC, ABF Equity	(e)	Financial Services				9,790,901	12,868,181	9,406,021
Home Partners JV 2, ABF Equity	(e)(n)(o)	Equity Real Estate Investment Trusts (REITs)				4,471,509	4,154,926	3,805,809
Home Partners JV 2, ABF Equity	(e)(n)(o)	Equity Real Estate Investment Trusts (REITs)				168,710	166,601	153,703
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Schedule of Investments (continued)
As of December 31, 2024

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)	Cost	Fair Value(d)
Home Partners JV 2, Structured Mezzanine	(e)(o)	Equity Real Estate Investment Trusts (REITs)	11.0% PIK (11.0% Max PIK)		3/20/30	$12,759,337	$12,759,337	$12,759,337
Kilter Finance, Preferred Stock	(e)	Insurance	12.0%			$20,177,189	20,177,189	20,177,189
KKR Chord IP Aggregator LP, Partnership Interest	(e)	Media & Entertainment				7,871	3,966	31,754
KKR Zeno Aggregator LP (K2 Aviation), Partnership Interest	(e)(l)	Capital Goods				2,406,305	2,994,166	5,971,990
My Community Homes PropCo 2, ABF Equity	(e)(n)	Equity Real Estate Investment Trusts (REITs)				8,352,273	8,352,273	6,417,686
My Community Homes PropCo 2, Term Loan	(e)	Equity Real Estate Investment Trusts (REITs)	7.5% PIK (7.5% Max PIK)		3/15/34	$26,519,954	26,519,954	26,519,954
NewStar Clarendon 2014-1A Class D	(e)(j)(l)	Financial Services			1/25/27	30,040,000	1,605,180	7,005,193
Opendoor Labs Inc, Structured Mezzanine	(e)(h)(o)	Real Estate Management & Development	10.0%		4/1/26	$14,214,957	13,833,608	14,013,123
Pretium Partners LLC P1, Structured Mezzanine	(e)(h)	Equity Real Estate Investment Trusts (REITs)	2.8%, 5.3% PIK (5.3% Max PIK)		10/22/26	$32,837,228	31,318,949	32,837,228
Pretium Partners LLC P2, ABF Equity	(e)	Equity Real Estate Investment Trusts (REITs)				16,772,368	16,165,208	18,516,174
Pretium Partners LLC P2, Term Loan	(e)	Equity Real Estate Investment Trusts (REITs)	11.0%		12/16/29	$33,544,735	32,936,904	32,873,841
Progress Residential 2024-SFR4 Trust, Structured Mezzanine		Real Estate Management & Development	3.4%		7/17/41	$6,250,000	4,928,830	5,001,213
Roemanu LLC (FKA Toorak Capital Partners LLC), ABF Equity	(e)	Financial Services				40,000,000	50,156,000	43,289,960
Rosemawr Management LLC, Structured Mezzanine	(e)	Utilities	7.3%		8/15/54	$2,091,000	1,887,374	1,880,835
Rosemawr Management LLC, Term Loan	(e)	Utilities	5.0%		8/15/54	$3,526,000	3,168,321	3,170,975
Saluda Grade Alternative Mortgage Trust 2022-BC2, Structured Mezzanine	(e)	Real Estate Management & Development	8.0%		7/25/30	$5,002,647	4,966,640	4,994,252
Saluda Grade Alternative Mortgage Trust 2022-BC2, Term Loan	(e)	Real Estate Management & Development	7.3%		7/25/30	$30,015,889	29,768,122	30,073,256
Star Mountain Strategic Credit Income Fund IV LP, ABF Equity	(e)	Financial Services				47,000,000	47,000,000	44,086,000
Total Asset Based Finance							408,952,198	394,896,985

Equity/Other—15.2%
48Forty Solutions LLC, Common Stock	(e)(m)(n)	Commercial & Professional Services				2,512	—	—
Ascent Resources Utica Holdings LLC / ARU Finance Corp, Common Stock	(e)(k)(n)	Energy				13,556	3,592,223	3,833,173
Ascent Resources Utica Holdings LLC / ARU Finance Corp, Trade Claim	(e)(k)(n)	Energy				1,151,785	28,824,172	32,569,600
athenahealth Inc, Preferred Stock	(e)	Health Care Equipment & Services	10.8% PIK (10.8% Max PIK)			66,180,438	64,027,366	67,531,455
Belk Inc, Common Stock	(e)(l)(n)	Consumer Discretionary Distribution & Retail				45,597	762,596	1,178,649
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Schedule of Investments (continued)
As of December 31, 2024

Company(a)	Footnotes	Industry	Interest Rate(b)	Base Rate Floor	Maturity Date	No. Shares/Principal Amount(c)	Cost	Fair Value(d)
Darwin Investment SCA	(l)(n)	Health Care Equipment & Services				24,234,907	$—	$—
Kellermeyer Bergensons Services LLC, Common Stock	(e)(n)	Commercial & Professional Services				2,074,030	—	—
Kellermeyer Bergensons Services LLC, Preferred Stock	(e)(n)	Commercial & Professional Services				2,074,030	3,816,215	1,195,826
Misys Ltd, Preferred Stock	(e)	Software & Services	L+1,225 PIK (L+1,225 Max PIK)	0.0%		35,095,149	34,615,449	32,284,839
One Call Care Management Inc, Common Stock	(e)(n)	Health Care Equipment & Services				34,873	2,220,193	1,943,503
One Call Care Management Inc, Preferred Stock A	(e)(n)	Health Care Equipment & Services				371,993	23,682,302	20,730,883
One Call Care Management Inc, Preferred Stock B	(e)	Health Care Equipment & Services	9.0% PIK (9.0% Max PIK)		10/25/29	11,672,135	12,453,382	12,173,507
Pure Gym Ltd, Private Equity	(e)(n)	Consumer Services				30,218,000	39,390,642	50,077,390
SIRVA Worldwide Inc, Class A Common Stock	(e)(h)(n)	Commercial & Professional Services				9,809	98,092	3,325
SIRVA Worldwide Inc, Class A Preferred Equity	(e)(h)	Commercial & Professional Services	15.3% PIK (15.3% Max PIK)		8/20/30	2,254	1,803,541	520,931
SIRVA Worldwide Inc, Class B Common Stock	(e)(h)(i)(n)	Commercial & Professional Services				287,006	2,870,061	97,278
SIRVA Worldwide Inc, Class B Preferred Equity	(e)(h)(i)	Commercial & Professional Services	15.3% PIK (15.3% Max PIK)		8/20/30	2,572	2,057,414	594,258
Wittur Holding GmbH, Common Stock	(e)(l)(n)	Capital Goods				12,426	8,546,754	11,673,372
Worldwise Inc, Common Stock	(e)(n)	Household & Personal Products				10,143	664,835	725,089
Yak Access LLC, Common Stock	(l)(n)	Capital Goods				1,256	974	2,042
Total Equity/Other							229,426,211	237,135,120
TOTAL INVESTMENTS—211.5%							$3,399,346,755	$3,295,542,668
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Schedule of Investments (continued)
As of December 31, 2024

Foreign Currency Forward Contracts

December 31, 2024
Foreign Currency	Settlement Date	Counterparty	Notional Amount and Transaction			US $ Value at Settlement Date	US $ Value at December 31, 2024	Unrealized Appreciation (Depreciation)
AUD	April 30, 2026	Morgan Stanley and Co.	A$	28,500,000	Sold	$18,963,900	$17,673,005	$1,290,895
AUD	June 21, 2027	Morgan Stanley and Co.	A$	10,279,000	Sold	6,849,734	6,388,683	461,051
AUD	June 21, 2027	Goldman Sachs Bank	A$	1,000,000	Sold	648,800	621,528	27,272
AUD	June 21, 2027	Goldman Sachs Bank	A$	69,500,000	Sold	46,551,795	43,196,174	3,355,621
AUD	June 21, 2027	Morgan Stanley and Co.	A$	1,200,000	Sold	801,024	745,833	55,191
AUD	June 21, 2027	Morgan Stanley and Co.	A$	1,400,000	Sold	899,640	870,139	29,501
AUD	June 21, 2027	Goldman Sachs Bank	A$	24,000,000	Sold	14,966,400	14,916,664	49,736
CAD	October 31, 2025	Goldman Sachs Bank	C$	32,619,875	Sold	24,287,004	22,915,736	1,371,268
EUR	January 21, 2025	Morgan Stanley and Co.		€34,680,000	Sold	37,541,100	35,921,298	1,619,802
EUR	March 31, 2025	Goldman Sachs Bank		€10,990,620	Sold	12,117,159	11,420,674	696,485
EUR	March 31, 2025	Goldman Sachs Bank		€7,600,000	Sold	8,318,200	7,897,382	420,818
EUR	September 16, 2025	Morgan Stanley and Co.		€51,300,000	Sold	55,981,797	53,826,649	2,155,148
EUR	September 16, 2025	Goldman Sachs Bank		€15,900,000	Sold	17,345,310	16,683,113	662,197
EUR	April 30, 2026	Morgan Stanley and Co.		€4,000,000	Sold	4,464,632	4,253,448	211,184
EUR	January 19, 2027	Morgan Stanley and Co.		€5,000,000	Sold	5,621,350	5,398,540	222,810
EUR	August 6, 2027	Morgan Stanley and Co.		€12,700,000	Sold	13,978,890	13,848,721	130,169
EUR	September 10, 2027	Goldman Sachs Bank		€30,540,000	Sold	34,705,656	33,360,735	1,344,921
GBP	January 31, 2025	Goldman Sachs Bank		£22,600,000	Sold	29,732,560	28,288,458	1,444,102
GBP	January 20, 2026	Morgan Stanley and Co.		£10,500,000	Sold	12,672,450	13,112,746	(440,296)
GBP	January 20, 2026	Morgan Stanley and Co.		£440,000	Sold	556,404	549,486	6,918
GBP	September 14, 2026	Goldman Sachs Bank		£6,600,000	Sold	8,423,580	8,241,029	182,551
GBP	December 31, 2026	Goldman Sachs Bank		£5,100,000	Sold	6,255,660	6,367,622	(111,962)
GBP	December 31, 2026	Goldman Sachs Bank		£9,400,000	Sold	11,974,660	11,736,401	238,259
GBP	June 21, 2027	Goldman Sachs Bank		£9,000,000	Sold	11,512,800	11,248,092	264,708
SEK	October 27, 2025	Goldman Sachs Bank	SEK	122,155,000	Sold	12,032,604	11,215,035	817,569
						$397,203,109	$380,697,191	$16,505,918
___________
(a)Security may be an obligation of one or more entities affiliated with the named company.
(b)Certain variable rate securities in the Company’s portfolio bear interest at a rate determined by a publicly disclosed base rate plus a basis point spread. As of December 31, 2024, the three-month London Interbank Offered Rate, or LIBOR or “L”, was 4.85%, the Euro Interbank Offered Rate, or EURIBOR or “E”, was 2.71%, Canadian Dollar Offer Rate, or CDOR or “C”, was 4.97%, the Bank Bill Swap Bid Rate, or BBSY or “B”, was 4.47%, the Stockholm Interbank Offered Rate, or STIBOR or “SR”, was 2.54%, the Sterling Overnight Index Average, or SONIA or “SA”, was 4.62%, the Secured Overnight Financing Rate, or SOFR or “SF”, was 4.31%, and the Australian Bank Bill Swap Rate, or BBSW or “BW”, was 4.42%. PIK means paid-in-kind. PIK income accruals may be adjusted based on the performance of the underlying investment.
(c)Denominated in U.S. dollars unless otherwise noted.
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Consolidated Schedule of Investments (continued)
As of December 31, 2024

(d)Fair value is determined in accordance with the Company’s valuation process.
(e)Investments classified as Level 3.
(f)Security is an unfunded commitment. The stated rate reflects the spread disclosed at the time of commitment and may not indicate the actual rate received upon funding.
(g)Asset is on non-accrual status.
(h)Security or portion thereof held within Big Cedar Creek LLC and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with BNP Paribas.
(i)Security or portion thereof held within Chestnut Street Funding LLC and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with Citibank, N.A.
(j)Security or portion thereof held within Green Creek LLC and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with Goldman Sachs Bank.
(k)Security or portion thereof held within IC II American Energy Investment, Inc., a wholly-owned subsidiary of the company.
(l)Security or portion thereof held within Jersey City Funding LLC and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with Goldman Sachs.
(m)Security or portion thereof held within Magnolia Funding LLC and is pledged as collateral supporting the amounts outstanding under the revolving credit facility with Morgan Stanley.
(n)Security is non-income producing.
(o)Position or portion thereof unsettled as of December 31, 2024.
See notes to consolidated financial statements.

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 1. Principal Business and Organization
Credit Opportunities Partners JV, LLC (“COPJV” or the “Company”), is a joint venture between FS KKR Capital Corp. (“FSK”) and South Carolina Retirement Systems Group Trust (“SCRS” and, together with FSK, the “Members”).
Effective March 24, 2025, the Second Amended and Restated Limited Liability Company Agreement, or, as amended, the COPJV Agreement, between the Company and SCRS was amended, increasing the capital commitments of each member. The COPJV Agreement requires FSK and SCRS to provide capital to COPJV of up to $2.8 billion in the aggregate where FSK and SCRS would provide 87.5% and 12.5%, respectively, of the committed capital. Pursuant to the terms of the COPJV Agreement, FSK and SCRS each have 50% voting control of COPJV and are required to agree on all investment decisions as well as certain other significant actions for COPJV. COPJV invests its capital in a range of investments, including senior secured loans (both first lien and second lien) to middle market companies, broadly syndicated loans, equity, warrants and other investments. As administrative agent of COPJV, FSK performs certain day-to-day management responsibilities on behalf of COPJV and is entitled to a fee of 0.25% of COPJV’s assets under administration, calculated and payable quarterly in arrears. As of December 31, 2025, FSK and SCRS have funded approximately $2,520 million to COPJV.

Note 2. Significant Accounting Policies
Basis of Presentation — The accompanying consolidated financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company is an investment company following accounting and reporting guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services—Investment Companies (“ASC Topic 946”).
Principles of Consolidation — COPJV owns all of the outstanding limited liability company interests of Chestnut Street Funding LLC (“Chestnut Street Funding”), Big Cedar Creek LLC (“Big Cedar Creek Funding”), Green Creek LLC (“Green Creek Funding”), Jersey City Funding LLC (“Jersey City Funding”) and Magnolia Funding LLC (“Magnolia Funding”). The financial position and results of operations of Chestnut Street Funding, Big Cedar Creek Funding, Green Creek Funding, Jersey City Funding and Magnolia Funding have been consolidated in the accompanying consolidated financial statements. All intercompany transactions and balances have been eliminated in consolidation.
Use of Estimates — The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities at the date of the consolidated financial statements, (ii) the reported amounts of income and expenses during the reporting periods presented and (iii) disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual results could differ from those estimates.
Cash and Cash Equivalents — Cash and cash equivalents include funds from time to time deposited with financial institutions and short-term, liquid investments in a money market account. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. All cash balances are maintained with high credit quality financial institutions, which are members of the Federal Deposit Insurance Corporation. The Company’s cash and cash equivalents are held with major financial institutions and generally exceeds federally insured limits.
Valuation of Investments — The Company measures the value of its investments in accordance with ASC Topic 820, Fair Value Measurements and Disclosure (“ASC Topic 820”), issued by FASB. ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 also establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, which includes inputs such as quoted prices for similar securities in active markets and quoted prices for identical securities where there is little or no activity in the market; and Level 3, defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions.
Valuation of the Company’s assets is completed in a manner consistent with the Company’s valuation guidelines approved by the board of managers and to the extent required, determined by a third-party valuation expert in accordance with such valuation guidelines. The Company’s valuation guidelines and the third-party valuation expert shall be subject to board approval on an annual basis.
Valuation of fixed income investments, such as loans and debt securities, depends upon a number of factors, including prevailing interest rates for like securities, expected volatility in future interest rates, call features, put features and other relevant terms

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

of the debt. For investments without readily available market prices, we may incorporate these factors into discounted cash flow models to arrive at fair value. Other factors that may be considered include the borrower’s ability to adequately service its debt, the fair market value of the borrower in relation to the face amount of its outstanding debt and the quality of collateral securing the Company’s debt investments.
For convertible debt securities, fair value generally approximates the fair value of the debt plus the fair value of an option to purchase the underlying security (i.e., the security into which the debt may convert) at the conversion price. To value such an option, a standard option pricing model may be used.
Equity interests in portfolio companies for which there is no liquid public market are valued at fair value. The Company may consider various factors, such as multiples of EBITDA, cash flows, net income, revenues or, in limited instances, book value or liquidation value. All of these factors may be subject to adjustments based upon the particular circumstances of a portfolio company or actual investment position. For example, adjustments to EBITDA may take into account compensation to previous owners or acquisition, recapitalization, restructuring or other related items.
The Company may consider private merger and acquisition statistics, public trading multiples discounted for illiquidity and other factors, valuations implied by third-party investments in the portfolio companies or industry practices in determining fair value. The Company may also consider the size and scope of a portfolio company and its specific strengths and weaknesses, and may apply discounts or premiums, where and as appropriate, due to the higher (or lower) financial risk and/or the smaller size of portfolio companies relative to comparable firms, as well as such other factors may be relevant in assessing fair value. Generally, the value of equity interests in public companies for which market quotations are readily available is based upon the most recent closing public market price.
When the Company receives warrants or other equity securities at nominal or no additional cost in connection with an investment in a debt security, the cost basis in the investment will be allocated between the debt securities and any such warrants or other equity securities received at the time of origination. These warrants or other equity securities received are subsequently recorded at fair value.
Security Transactions, Realized/Unrealized Gains or Losses, and Income Recognition— Investment transactions are recorded on trade date. The Company measures realized gains or losses from the sale of investments using the specific identification method. Realized gains or losses are measured by the difference between the net proceeds from the sale and the amortized cost basis of the investment without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. Unrealized gains or losses primarily reflect the change in investment values, including the reversal of previously recorded unrealized gains or losses when gains or losses are realized. The amortized cost basis of investments includes (i) the original cost and (ii) adjustments for the accretion/amortization of market discounts and premiums, original issue discount and loan origination fees. The Company reports changes in fair value of investments as a component of net change in unrealized appreciation (depreciation) on investments in the consolidated statements of operations.
Revenue Recognition — Security transactions are accounted for on the trade date. The Company records interest income on an accrual basis to the extent that it expects to collect such amounts. The Company records dividend income on the ex-dividend date. Distributions received from limited liability company (“LLC”) and limited partnership (“LP”) investments are evaluated to determine if the distribution should be recorded as dividend income or a return of capital. The Company holds investments in certain preferred securities that accumulate PIK to be paid upon the redemption, liquidation or maturity of the underlying investment. Such
PIK income is accumulated onto the principal balance of the respective security. The Company does not accrue as a receivable interest or dividends on loans and securities if it has reason to doubt its ability to collect such income. The Company's policy is to place investments on non-accrual status when there is reasonable doubt that interest income will be collected. The Company considers many factors relevant to an investment when placing it on or removing it from non-accrual status including, but not limited to, the delinquency status of the investment, economic and business conditions, the overall financial condition of the underlying investment, the value of the underlying collateral, bankruptcy status, if any, and any other facts or circumstances relevant to the investment. If there is reasonable doubt that the Company will receive any previously accrued interest, then the accrued interest will be written-off. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest is generally reversed through PIK income. Payments received on non-accrual investments may be recognized as income or applied to principal depending upon the collectability of the remaining principal and interest. Non-accrual investments may be restored to accrual status when principal and interest become current and are likely to remain current based on the Company's judgment.
Loan origination fees, original issue discount and market discount are capitalized and the Company amortizes such amounts as interest income over the respective term of the loan or security. Upon the prepayment of a loan or security, any unamortized loan origination fees and original issue discount are recorded as interest income.

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

Structuring and other non-recurring upfront fees are recorded as fee income when earned. The Company records prepayment premiums on loans and securities as fee income when it receives such amounts.
Derivative Instruments — The Company’s derivative instruments consist of foreign currency forward contracts and interest rate swaps. The Company recognizes all derivative instruments as assets or liabilities at fair value in its consolidated financial statements. Derivative contracts entered into by the Company are not designated as hedging instruments, and as a result, the Company presents changes in fair value through net change in unrealized appreciation (depreciation) on derivative instruments in the statements of operations. Realized gains and losses that occur upon the cash settlement of the derivative instruments are included in net realized gains (losses) on derivative instruments in the statements of operations.
Income Taxes — No provision has been made in the accompanying consolidated financial statements for federal, state or local income taxes of the Members. Each Member is individually responsible for reporting its share of the Company’s taxable income or loss. Interest and other income realized by the Company from non—U.S. sources and capital gains realized on the sale of securities of non—U.S. issuers may be subject to withholding and other taxes levied by the jurisdiction in which the income is sourced. The Company reports on the accrual basis of accounting for financial statement and tax purposes.
As of December 31, 2025, the Company had a deferred tax asset of $8 million resulting from a combination of unrealized depreciation on investments held by and net operating losses and other tax attributes of the Company’s wholly-owned taxable subsidiary. As of December 31, 2025, a certain wholly-owned taxable subsidiary anticipated that it would be unable to fully utilize its generated net operating losses, therefore the deferred tax asset was offset by a valuation allowance of $8 million.
Deferred Financing Costs — Financing costs, including upfront fees, commitment fees and legal fees related to the Company’s credit facilities are deferred and amortized over the life of the related financing instrument using either the effective interest method or straight-line method. The amortization of deferred financing costs is included in interest expense in the consolidated statements of operations.
Distributions — COPJV intends to make distributions quarterly based on the Company’s net investment income earned in the preceding quarter. Distributions are made pro rata in accordance with each Member’s proportionate share.
Distributions of 253.00 million and 232.00 million were made during the years ended December 31, 2025 and 2024, respectively.
Recent Accounting Pronouncements — In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, or ASU 2023-09, which requires additional disaggregated disclosures on the entity’s effective tax rate reconciliation and additional details on income taxes paid. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024 and is to be adopted on a prospective basis with the option to apply retrospectively. The Company adopted ASU 2023-09 effective December 31, 2025 and concluded that the application of this guidance did not have any material impact on its consolidated financial statements.

Note 3. Investments
As of December 31, 2025 and 2024, the Company’s investment portfolio consisted of the following:

	December 31, 2025
Investment Type	Amortized Cost(1)	Fair Value	% of Investment Portfolio	% of Net Assets
Senior Secured Loans—First Lien	$3,419,342,743	$3,424,471,989	67.7%	152.3%
Senior Secured Loans—Second Lien	66,597,512	27,959,355	0.6%	1.2%
Other Senior Secured Debt	41,884,419	35,889,808	0.7%	1.6%
Subordinated Debt	291,277,389	299,494,188	5.9%	13.3%
Asset Based Finance	960,225,967	965,464,199	19.1%	42.9%
Equity/Other	298,056,738	304,725,902	6.0%	13.6%
Total Investments	$5,077,384,768	$5,058,005,441	100.0%	224.9%

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

	December 31, 2024
Investment Type	Amortized Cost(1)	Fair Value	% of Investment Portfolio	% of Net Assets
Senior Secured Loans—First Lien	$2,576,636,559	$2,505,252,649	76.0%	160.8%
Senior Secured Loans—Second Lien	89,518,431	67,508,117	2.0%	4.3%
Other Senior Secured Debt	29,792,558	25,080,801	0.8%	1.6%
Subordinated Debt	65,020,798	65,668,996	2.0%	4.2%
Asset Based Finance	408,952,198	394,896,985	12.0%	25.4%
Equity/Other	229,426,211	237,135,120	7.2%	15.2%
Total Investments	$3,399,346,755	$3,295,542,668	100.0%	211.5%
____________
(1)Amortized cost represents the original cost adjusted for the amortization of premiums and/or accretion of discounts and PIK interest or dividends, as applicable, on investments.

Note 4. Derivative Instruments
The following is a summary of the fair value and location of the Company’s derivative instruments in the consolidated statements of assets and liabilities held as of December 31, 2025 and 2024:

Derivative Instrument	Statement Location	December 31, 2025	December 31, 2024
Foreign currency forward contracts	Unrealized appreciation on foreign currency forward contracts	$1,777,145	$17,058,176
Foreign currency forward contracts	Unrealized depreciation on foreign currency forward contracts	(22,016,911)	(552,258)
Interest rate swaps	Unrealized appreciation on interest rate swaps	9,743,170	—
Total		$(10,496,596)	$16,505,918
Net realized and unrealized gains and losses on derivative instruments recorded by the Company for the year ended December 31, 2025 and 2024 are in the following locations in the consolidated statements of operations:

		Net Realized Gains (Losses)
Derivative Instrument	Statement Location	December 31, 2025	December 31, 2024
Foreign currency forward contracts	Net realized gain (loss) on foreign currency forward contracts	$(516,140)	$1,723,869
Interest rate swaps	Net realized gain (loss) on interest rate swaps	(671,652)	—
Total		$(1,187,792)	$1,723,869

		Net Unrealized Gains (Losses)
Derivative Instrument	Statement Location	December 31, 2025	December 31, 2024
Foreign currency forward contracts	Net change in unrealized appreciation (depreciation) on foreign currency forward contracts	$(36,745,684)	$24,537,375
Interest rate swaps	Net change in unrealized appreciation (depreciation) on interest rate swaps	9,743,170	—
Total		$(27,002,514)	$24,537,375
Foreign Currency Forward Contracts
The Company may enter into foreign currency forward contracts from time to time to facilitate settlement of purchases and sales of investments denominated in foreign currencies and to economically hedge the impact that an adverse change in foreign exchange rates would have on the value of the Company’s investments denominated in foreign currencies. A foreign currency forward contract is a commitment to purchase or sell a foreign currency at a future date at a negotiated forward rate. These contracts are marked-to-market by recognizing the difference between the contract forward exchange rate and the forward market exchange rate on the last day of the period presented as unrealized appreciation or depreciation. Realized gains or losses are recognized when forward contracts are settled. Risks arise as a result of the potential inability of the counterparties to meet the terms of their contracts. The Company attempts to limit counterparty risk by only dealing with well-known counterparties.
The Company was a party to thirty-five foreign currency forward contracts during the period which related to economic hedging of the Company’s foreign currency denominated debt investments.

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

The Company’s foreign currency forward contracts are subject to master netting agreements. These agreements include provisions to offset positions with the same counterparty in the event of default by one of the parties. As of December 31, 2025, the Company had $(8,503,900), $259,202 and $(2,251,898) of assets (liabilities) with Goldman Sachs Bank, Morgan Stanley and Co. and BNP Paribas, respectively, that were not offset by any collateral. As of December 31, 2024, the Company had $10,763,545 and $5,742,373 and $0, respectively, of assets (liabilities) with Goldman Sachs Bank, Morgan Stanley and Co. and BNP Paribas, respectively, that were not offset by any collateral.
Interest Rate Swaps
The Company may enter into interest rate swaps from time to time to economically hedge the impact that an adverse change in interest rates would have on the value of the Company’s fixed rate debt investments. An interest rate swap contract is an exchange of interest rates between counterparties. An interest rate swap generally involves one party making payments based on a fixed interest rate in return for payments from a counterparty based on a variable or floating interest rate. The Fund may enter into either side of such a swap contract. Each interest rate swap is marked-to-market daily and the change in market value is recorded as unrealized appreciation (depreciation) in the consolidated statement of assets and liabilities. When a swap is closed, a realized gain or loss is recorded in the consolidated statement of operations equal to the difference between the value at the time it was opened and the value at the time it was closed. The use of interest rate swaps contains the risk that the value of an interest rate swap changes unfavorably due to movements in interest rates, as well as the risk that the counterparty to the swap will default on its contractual delivery obligations. As of December 31, 2025, the counterparty to the Company’s interest rate swaps was Morgan Stanley. The average notional balance for interest rate swaps during the year ended December 31, 2025 was $355,000,000.

Note 5. Fair Value Measurement
The Company’s investments were categorized in the fair value hierarchy described in Note 2. “Significant Accounting Policies”, as follows as of December 31, 2025 and 2024:

	December 31, 2025
Investment Type	Level 1	Level 2	Level 3	Total
Senior Debt	$—	$31,974,823	$3,456,346,329	$3,488,321,152
Subordinated Debt	—	—	299,494,188	299,494,188
Asset Based Finance	—	11,156,275	954,307,924	965,464,199
Equity/Other	—	69	304,725,833	304,725,902
Total Investments	$—	$43,131,167	$5,014,874,274	$5,058,005,441

	December 31, 2024
Investment Type	Level 1	Level 2	Level 3	Total
Senior Debt	$—	$69,747,626	$2,528,093,941	$2,597,841,567
Subordinated Debt	—	—	65,668,996	65,668,996
Asset Based Finance	—	5,001,213	389,895,772	394,896,985
Equity/Other	—	2,042	237,133,078	237,135,120
Total Investments	$—	$74,750,881	$3,220,791,787	$3,295,542,668
In addition, the Company had foreign currency forward contracts and interest rate swaps, as described in Note 4. “Derivative Instruments,” which were categorized as Level 2 in the fair value hierarchy as of December 31, 2025 and 2024. The carrying value of cash equivalents is classified as Level 1 with respect to the fair value hierarchy.

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

The following is a reconciliation for the years ended December 31, 2025 and 2024 of investments for which significant unobservable inputs (Level 3) were used in determining fair value:

	For the Year Ended December 31, 2025
	Senior Debt	Subordinated Debt	Asset Based Finance	Equity/Other	Total
Fair value at beginning of period	$2,528,093,941	$65,668,996	$389,895,772	$237,133,078	$3,220,791,787
Accretion of discount (amortization of premium)	6,332,409	190,598	342,989	(404,839)	6,461,157
Net realized gain (loss)	(30,872,653)	48,506	(6,685,006)	(2,605,286)	(40,114,439)
Net change in unrealized appreciation (depreciation)	59,806,136	7,568,601	18,809,419	(1,037,772)	85,146,384
Purchases	1,831,543,169	216,092,993	663,270,680	82,228,456	2,793,135,298
Paid-in-kind interest	19,654,054	10,995,458	9,005,898	19,888,141	59,543,551
Sales and repayments	(958,210,727)	(1,070,964)	(120,331,828)	(30,475,945)	(1,110,089,464)
Transfers into Level 3	—	—	—	—	—
Transfers out of Level 3	—	—	—	—	—
Fair value at end of period	$3,456,346,329	$299,494,188	$954,307,924	$304,725,833	$5,014,874,274
The amount of total gains or losses for the period included in changes in net assets attributable to the change in unrealized gains or losses relating to investments still held at the reporting date	$33,404,944	$7,568,601	$18,836,467	$(1,046,541)	$58,763,471

	For the Year Ended December 31, 2024
	Senior Debt	Subordinated Debt	Asset Based Finance	Equity/Other	Total
Fair value at beginning of period	$2,687,024,435	$—	$426,266,446	$180,615,238	$3,293,906,119
Accretion of discount (amortization of premium)	8,230,445	8,929	280,304	55,324	8,575,002
Net realized gain (loss)	(154,167,839)	—	633,535	—	(153,534,304)
Net change in unrealized appreciation (depreciation)	71,410,571	648,198	3,860,595	11,729,313	87,648,677
Purchases	1,349,003,423	65,011,869	122,705,504	20,619,508	1,557,340,304
Paid-in-kind interest	8,683,456	—	2,285,612	25,702,297	36,671,365
Sales and repayments	(1,459,597,414)	—	(166,136,224)	(1,588,602)	(1,627,322,240)
Transfers into Level 3	17,506,864	—	—	—	17,506,864
Transfers out of Level 3	—	—	—	—	—
Fair value at end of period	$2,528,093,941	$65,668,996	$389,895,772	$237,133,078	$3,220,791,787
The amount of total gains or losses for the period included in changes in net assets attributable to the change in unrealized gains or losses relating to investments still held at the reporting date	$(41,966,436)	$648,198	$3,356,371	$11,729,313	$(26,232,554)
There were no transfers between Level 1 and Level 2 during the years ended December 31, 2025 and 2024.
At December 31, 2025, the Company held investment positions classified as Level 3, representing an aggregate fair value of $5,014.9 million and 99.1% of the total investment portfolio. At December 31, 2024, the Company held investment positions classified as Level 3, representing an aggregate fair value of $3,220.8 million and 97.7% of the total investment portfolio. The ranges of unobservable inputs used in the fair value measurement of the Company’s Level 3 investments as of December 31, 2025 and 2024 were as follows:

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

Type of Investment	Fair Value at December 31, 2025	Valuation Technique(1)	Unobservable Input	Range (Weighted Average)(2)	Impact to Valuation from an Increase in Input(3)
Senior Debt	$3,122,891,102	Discounted Cash Flow	Discount Rate	5.3% - 24.9% (8.7%)	Decrease
	212,870,070	Waterfall	EBITDA Multiple	0.8x - 15.1x (9.5x)	Increase
	120,585,157	Cost
Subordinated Debt	279,407,019	Discounted Cash Flow	Discount Rate	9.2% - 14.2% (11.4%)	Decrease
	20,087,169	Waterfall	EBITDA Multiple	2.8x - 15.1x (6.0x)	Increase
Asset Based Finance	866,482,885	Discounted Cash Flow	Discount Rate	4.7% - 20.5% (11.2%)	Decrease
	81,509,210	Waterfall	EBITDA Multiple	1.0x - 1.3x (1.1x)	Increase
			Illiquidity Discount	10.0% - 10.0% (10.0%)	Decrease
	4,252,081	Other(4)
	2,063,748	Indicative Dealer Quotes		6.9% - 6.9% (6.9%)	Increase
Equity/Other	188,229,353	Discounted Cash Flow	Discount Rate	11.4% - 20.1% (15.5%)	Decrease
	115,250,415	Waterfall	EBITDA Multiple	4.5x - 15.1x (11.2x)	Increase
			Illiquidity Discount	10.0% - 15.0% (12.8%)	Decrease
	969,131	Option Pricing Model	Equity Illiquidity Discount	40.0% - 40.0% (40.0%)	Decrease
			Illiquidity Discount	15.0% - 15.0% (15.0%)	Decrease
	276,934	Other(4)
Total	$5,014,874,274

Type of Investment	Fair Value at December 31, 2024	Valuation Technique(1)	Unobservable Input	Range (Weighted Average)(2)	Impact to Valuation from an Increase in Input(3)
Senior Debt	$2,338,297,378	Discounted Cash Flow	Discount Rate	5.8% - 23.8% (10.1%)	Decrease
	167,053,420	Waterfall	EBITDA Multiple	7.0x - 11.3x (9.4x)	Increase
	22,743,143	Other(4)
Subordinated Debt	65,668,996	Discounted Cash Flow	Discount Rate	10.7% - 13.8% (12.5%)	Decrease
Asset Based Finance	279,776,659	Discounted Cash Flow	Discount Rate	6.6% - 20.0% (11.1%)	Decrease
	87,375,960	Waterfall	EBITDA Multiple	0.9x - 1.4x (1.1x)	Increase
	15,737,960	Other(4)
	7,005,193	Indicative Dealer Quotes		23.3% - 23.3% (23.3%)	Increase
Equity/Other	136,100,994	Waterfall	EBITDA Multiple	4.5x - 13.8x (9.6x)	Increase
	99,816,294	Discounted Cash Flow	Discount Rate	11.6% - 20.9% (14.6%)	Decrease
	1,215,790	Option Pricing Model	Equity Illiquidity Discount	40.0% - 40.0% (40.0%)	Decrease
Total	$3,220,791,787
_______________
(1)Certain investment may be valued at cost for a period of time after an acquisition as the best indicator of fair value.
(2)Weighted average amounts are based on the estimated fair values.
(3)This column represents the directional change in the fair value of the Level 3 investments that would result from increase to the corresponding unobservable input. A decrease to the input would have the opposite effect. Significant changes in these inputs in isolation could result in significantly higher or lower fair value measurements.
(4)Fair value based on expected outcome of proposed corporate transactions and/or other factors.
The above tables represent the significant unobservable inputs as they relate to the Company’s determination of fair values for the majority of its investments categorized within Level 3 as of December 31, 2025 and 2024. In addition to the techniques and inputs noted in the tables above, according to the Company’s valuation policy, it may also use other valuation techniques and methodologies when determining the fair value estimates for the Company’s investments. Any significant increases or decreases in the unobservable inputs would result in significant increases or decreases in the fair value of the Company’s investments.
The Company’s investments consist primarily of debt investments that were acquired directly from the issuer. Debt investments, for which broker quotes are not available, are valued by independent valuation firms, which determine the fair value of such investments by considering, among other factors, the borrower’s ability to adequately service its debt, prevailing interest rates for like investments, expected cash flows, call features, anticipated repayments and other relevant terms of the investments. Except as described below, all of the Company’s equity/other investments are also valued by independent valuation firms, which determine the

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

fair value of such investments by considering, among other factors, contractual rights ascribed to such investments, as well as various income scenarios and multiples of EBITDA, cash flows, net income, revenues or, in limited instances, book value or liquidation value. An investment that is newly issued and purchased near the date of the consolidated financial statements is valued at cost if the Company determines that the cost of such investment is the best indication of its fair value. Such investments described above are typically classified as Level 3 within the fair value hierarchy. Investments that are traded on an active public market are valued at their closing price as of the date of the consolidated financial statements and are classified as Level 1 within the fair value hierarchy. Except as described above, the Company typically values its other investments by using the midpoint of the prevailing bid and ask prices from dealers on the date of the relevant period end, which are provided by independent third-party pricing services and screened for validity by such services and are typically classified as Level 2 within the fair value hierarchy.

Note 6. Significant Agreements and Related Parties
Purchase of Investments from FSK — During the years ended December 31, 2025 and 2024, the Company purchased investments from FSK at fair value, as determined in accordance with ASC 820 and as agreed to by FSK and the Company’s board of managers, for an aggregate amount of approximately $1,829 million and $560 million, respectively.
Pursuant to the COPJV Agreement, FSK’s capital contributions to the Company may be payable, in part or in full, in property through the contribution of investments that have been approved by the Company’s board of managers. During the year ended December 31, 2025, FSK contributed $531 million of investments at fair value to the Company.
Administrative Services — The Company is a party to an administrative services agreement with FSK (the “Administrative Services Agreement”) whereby FSK performs, and oversees the performance of, various administrative services on behalf of the Company. Administrative services may include general ledger accounting services, calculating the Company’s net asset value, maintaining required corporate and financial records, financial reporting for the Company and its subsidiaries, reporting to the Company’s board of managers and lenders, overseeing the payment of the Company’s expenses and member distributions and management and oversight of service providers in their performance of administrative and professional services rendered for the Company. FSK is entitled to a fee of 0.25% of the Company’s assets under administration, calculated and payable quarterly in arrears. For the years ended December 31, 2025 and 2024, the Company accrued $11.1 million and $9.3 million of administrative services fees, respectively.

Note 7. Borrowings
Big Cedar Creek Funding has a revolving credit facility with BNP Paribas, (as amended, the “Big Cedar Creek Funding Credit Facility”), which provides for up to $600 million of borrowings as of December 31, 2025. The Big Cedar Creek Funding Credit Facility provides loans in U.S. dollars, Australian dollars, Canadian dollars, New Zealand dollars, Euros and pounds sterling. U.S. dollar loans bear interest at the rate of term SOFR (subject to a 0% floor) plus a spread of 2.15% during the reinvestment period and 2.65% thereafter. Foreign currency loans bear interest at the applicable floating rate (subject to a 0% floor) plus a spread of 2.25% to 2.35% during the reinvestment period and 2.75% to 2.85% thereafter. Big Cedar Creek Funding also pays a commitment fee of up to 0.50% on undrawn commitments. The Big Cedar Creek Funding Credit Facility matures on December 24, 2029. As of December 31, 2025 and 2024, total outstanding borrowings under the Big Cedar Creek Funding Credit Facility were $579,616,969 and $455,995,037, respectively.
Chestnut Street Funding has a revolving credit facility (the “Chestnut Street Funding Credit Facility”) with Citibank, N.A., as administrative agent and lender, and Wells Fargo Bank, National Association, as collateral agent, which provides for up to $400 million of borrowings as of December 31, 2025. The Chestnut Street Funding Credit Facility provides loans in U.S. dollars, Australian dollars, Canadian dollars, Euros and pounds sterling. U.S. dollar loans bear interest at the rate of SOFR (subject to a 0% floor) plus 2.10%. Foreign currency loans bear interest at the applicable floating rate (subject to a 0% floor) plus 2.10%. Chestnut Street Funding also pays a commitment fee of up to 0.50% on undrawn commitments. The Chestnut Street Funding Credit Facility matures on September 18, 2029. As of December 31, 2025 and 2024, total outstanding borrowings under the Chestnut Street Funding Credit Facility were $383,852,345 and $349,137,946, respectively.
Green Creek Funding, a wholly-owned subsidiary of COPJV, has a revolving credit facility with Goldman Sachs Bank, (as amended, the “Green Creek Funding Credit Facility”), which provides for up to $400 million of borrowings as of December 31, 2025. The Green Creek Credit Facility provides for loans in U.S. dollars, Canadian dollars, Euros and pounds sterling. U.S. dollar loans bear interest at the rate of term SOFR (subject to a 0% floor) plus 2.05%. Foreign currency loans bear interest at the rate of the applicable

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

floating rate (subject to a 0% floor) plus the spread applicable to the specified currency. Green Creek Funding also pays a commitment fee of up to 0.50% on undrawn commitments. The Green Creek Funding Credit Facility matures on February 21, 2029. As of December 31, 2025 and 2024, total outstanding borrowings under the Green Creek Funding Credit Facility were $377,883,370 and $299,656,457, respectively.
Magnolia Funding LLC has a revolving credit facility with Morgan Stanley Senior Funding, Inc., or the Magnolia Funding Credit Facility, which provides for up to $500 million of borrowings as of December 31, 2025. The Magnolia Funding Credit Facility provides for loans in U.S. dollars, Australian dollars, Canadian dollars, Swedish Krona, Euros and pounds sterling. U.S. dollar loans bear interest at the rate of SOFR (subject to a 0% floor) plus a spread of 1.80%. Foreign currency loans bear interest at the applicable floating rate (subject to a 0% floor) plus the spread applicable to the specified currency. Magnolia Funding also pays a commitment fee of 0.35% on undrawn commitments. The Magnolia Funding Credit Facility matures on August 27, 2029. As of December 31, 2025 and 2024, total outstanding borrowings under the Magnolia Funding Credit Facility were $453,004,194 and $210,385,229, respectively.
On March 31, 2021, COPJV sold in a private placement $300 million of aggregate principal amount of unsecured notes, or the April 2021 COPJV Notes, to qualified institutional buyers in reliance on Section 4(a)(2) of the Securities Act. Interest of the April 2021 COPJV Notes is payable quarterly on the 1st of each of January, April, July and October, at a fixed annual rate of 4.25%, commencing July 1, 2021. This interest rate is subject to increase up to 4.75% in the event that the April 2021 COPJV Notes cease to be rated investment grade, and the April 2021 COPJV Notes will be subject to an additional 2.0% of default interest during the continuance of an event of default. The April 2021 COPJV Notes mature on April 1, 2026, unless redeemed, purchased or prepaid prior to such date by COPJV in accordance with their terms. As of December 31, 2025 and 2024, $300,000,000 of the April 2021 COPJV Notes was outstanding.
On August 17, 2021, COPJV sold in a private placement $225 million of aggregate principal amount of Series B senior unsecured notes, or the August 2021 COPJV Notes, to qualified institutional buyers in reliance on Section 4(a)(2) of the Securities Act. Interest of the August 2021 COPJV Notes is payable semi-annually on the 17th of each of February and August, at a fixed annual rate of 3.62%, commencing February 17, 2022. This interest rate is subject to increase up to 4.12% in the event that the August 2021 COPJV Notes cease to be rated investment grade, and the August 2021 COPJV Notes will be subject to an additional 2.0% of default interest during the continuance of an event of default. The August 2021 COPJV Notes mature on August 17, 2026, unless redeemed, purchased or prepaid prior to such date by COPJV in accordance with their terms. As of December 31, 2025 and 2024, $225,000,000 of the August 2021 COPJV Notes was outstanding.
On March 20, 2025, Credit Opportunities Partners JV, LLC issued (i) $95,000,000 6.52% Series 2025A Senior Unsecured Notes, Tranche A Due March 20, 2028; (ii) $170,000,000 6.74% Series 2025A Senior Unsecured Notes, Tranche B Due March 20, 2030; and (iii) $185,000,000 6.93% Series 2025A Senior Unsecured Notes, Tranche C Due March 20, 2032, or the March 2025 COPJV Notes and together with the April 2021 COPJV Notes and the August 2021 COPJV Notes, the COPJV Notes, to qualified institutional buyers in reliance on Section 4(a)(2) of the Securities Act. Interest of the March 2025 COPJV Notes is payable quarterly on the 20th of each of March, June, September and December, at a fixed annual rate of 6.52%, 6.74% and 6.93% for Tranche A, Tranche B and Tranche C, respectively, commencing June 20, 2025. The March 2025 COPJV Notes mature on March 20, 2028, March 20, 2030 and March 20, 2032 for Tranche A, Tranche B and Tranche C, respectively, unless redeemed, purchased or prepaid prior to such date by COPJV in accordance with their terms. As of December 31, 2025, $95,000,000, 170,000,000 and 185,000,000 of the March 2025 COPJV Notes Tranche A, Tranche B and Tranche C, respectively, were outstanding.
The COPJV Notes are general unsecured obligations that rank pari passu with all outstanding and future unsecured and unsubordinated indebtedness that COPJV may issue. COPJV used the net proceeds from the COPJV Notes for general corporate purposes, including to make investments, repay existing debt and make permitted distributions.
Under its financing arrangements, the Company has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar financing arrangements. The Company was in compliance with all covenants required by its financing arrangements as of December 31, 2025 and December 31, 2024.

Note 8. Commitments and Contingencies
Unfunded commitments to provide funds to portfolio companies are not recorded in the Company’s consolidated statements of assets and liabilities. Since these commitments may expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The Company has sufficient liquidity to fund these commitments. December 31, 2025, the Company had seventeen unfunded debt commitments with aggregate unfunded commitments of $111,886,628 and unrealized

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

appreciation (depreciation) of $596,276. For additional details regarding the Company’s unfunded debt investments, see the Company’s Consolidated Schedule of Investments as of December 31, 2025.
In the normal course of business, the Company enters into contracts that provide a variety of general indemnifications. Any exposure to the Company under these arrangements could involve future claims that may be made against the Company. Currently, no such claims exist or are expected to arise and, accordingly, the Company has not accrued any liability in connection with such indemnifications.

Credit Opportunities Partners JV, LLC and Subsidiaries
Notes to Consolidated Financial Statements (continued)

Note 9. Financial Highlights
Below is the schedule of financial highlights of the Company for the years ended December 31, 2025, 2024, 2023, 2022 and 2021, respectively:

	Year Ended December 31,
	2025	2024	2023	2022	2021
Operating performance per unit:
Members’ equity per unit, beginning of year	$832.69	$853.17	$872.34	$954.80	$879.13
Income from investment operations:
Net investment income(1)	113.98	115.31	130.79	120.87	105.53
Net realized and unrealized gains (losses)(2)	(16.04)	(11.80)	(16.35)	(80.51)	41.95
Total from investment operations	97.94	103.51	114.44	40.36	147.48
Distributions to members:
Net investment income	(107.99)	(123.99)	(133.61)	(122.82)	(71.81)
Total from distributions to members	(107.99)	(123.99)	(133.61)	(122.82)	(71.81)
Issuance of units to members above net asset value(3)	45.28	—	—	—	—
Members’ equity per unit, end of year	$867.92	$832.69	$853.17	$872.34	$954.80

Ratio/Supplemental Data (in thousands, except ratios)
Total return(4)	17.20%	12.13%	13.12%	4.23%	16.78%
Total operating expenses to average members’ equity(5)	7.78%	8.43%	8.50%	4.89%	4.00%
Net investment income to average members’ equity(5)	13.03%	13.64%	15.28%	13.13%	11.43%
Members’ equity, at end of year (in 000’s)	$2,249,083	$1,558,099	$1,596,431	$1,632,302	$1,595,635
Weighted average units outstanding (in 000’s)	2,198	1,871	1,871	1,814	1,332
Average members’ equity (in 000’s)	$1,922,228	$1,582,241	$1,601,306	$1,669,485	$1,230,406
_______________
(1)The per share data was derived by using the weighted average shares outstanding during the applicable period.
(2)The amount shown at this caption is the balancing figure derived from the other figures in the schedule. The amount shown at this caption for a share outstanding throughout the period may not agree with the change in the aggregate gains and losses in portfolio securities for the period because of the timing of sales of the Company’s shares in relation to fluctuating market values for the portfolio.
(3)Issuance of units to members below members’ equity per share is computed by taking the difference between issuance value ($1,000 per unit) and the members’ equity per share at the time of issuance and dividing that amount by the total outstanding units at the end of the period.
(4)The total return based on members’ equity per unit for each year presented was calculated by taking the members’ equity per unit as of the end of the applicable year, adding the distributions per unit that were declared during the applicable calendar year and dividing the total by the members’ equity per unit at the beginning of the applicable year. The historical calculation of total return based on members’ equity in the table should not be considered a representation of the Company’s future total return based on members’ equity, which may be greater or less than the return shown in the table due to a number of factors, including the Company’s ability or inability to make investments in companies that meet its investment criteria, the interest rates payable on the debt securities the Company acquires, the level of the Company’s expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which the Company encounters competition in its markets and general economic conditions. As a result of these factors, results for any previous period should not be relied upon as being indicative of performance in future periods. The total return calculations set forth above represent the total return on the Company’s investment portfolio during the applicable period and do not represent an actual return to members.
(5)Ratios are calculated for the Members taken as a whole. The computations of such ratios are based on the amount of income and expenses assessed to a member's equity and may vary from these ratios based on the timing of equity transactions.

Note 10. Subsequent Events
On February 18, 2026, the Company priced a private offering of (i) $270,000,000 of its Senior Unsecured Fixed Rate Notes due March 2029, which will bear interest at a fixed rate of 6.89% per year, payable quarterly, and (ii) $30,000,000 of its Senior Unsecured Floating Rate Notes due March 2029, which will bear interest at a floating rate equal to SOFR plus 356 basis points, payable quarterly. The offerings are expected to close on March 31, 2026.
On February 23, 2026, FSK sold $189 million of its equity interests in the Company to SCRS. In connection therewith, SCRS increased its capital commitment by a net amount of $175 million. Giving effect to the transaction, the Company had total capital commitments of $2.975 billion, $2.45 billion of which was from FSK and the remaining $525 million of which was from SCRS. Based on current funded capital, SCRS’ ownership percentage of the Company increased from 12.5% to 21.1% and FSK’s ownership percentage decreased from 87.5% to 78.9%.